EXHIBIT 99.8

COMPLETE APPRAISAL OF
REAL PROPERTY

Retirement Inn of Sunnyvale
425 East Remington Drive
Sunnyvale, Santa Clara County, California
94087

IN A SELF-CONTAINED
APPRAISAL REPORT

As of 10/15/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc. 200 S.W. Market Street, Suite 200 Portland, OR 97201 503-279-1734 Tel 503-279-1791 Fax WWW.CWVAS.COM

October 27, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property In a Self-Contained Report Retirement Inn of Sunnyvale 425 East Remington Drive Sunnyvale, Santa Clara County, California 94087 C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following Extraordinary Assumptions and Hypothetical Conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 27, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 123-unit, 123-bed assisted living facility known as Retirement Inn of Sunnyvale. The facility contains 62,968 ± square feet of gross floor area and is situated on a 2.04 acre site. The facility occupancy was 98 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 15, 2003 was:

SIX MILLION THREE HUNDRED THOUSAND DOLLARS

$6,300,000

The above value estimate is inclusive of $100,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 27, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Sunnyvale

Location:	425 East Remington Drive Sunnyvale, Santa Clara County, California 94087

The site is situated at the northwest corner of Remington Drive and Azure Street.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 123 units and 123 beds on a 2.04-acre parcel of land.

Assessor’s Parcel Number:	211-20-001 and -002

Interest Appraised:	Fee Simple Estate

Date of Value:	October 15, 2003

Date of Inspection:	425 East Remington Drive

Ownership:	ARV Sunnyvale, L.P.

Occupancy:	Current physical occupancy is 98 percent

Current Property Taxes

Total Assessment:	$7,011,929

2002-2003 Property Taxes:	$75,926

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-4

Land Area:	2.04 acres or 88,862 ± square feet

Number of Units:	123

Number of Beds:	123

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1976

Type of Construction:	Wood frame

Gross Building Area:	62,968 square feet

Parking:	38 spaces (0.31 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS
Cost Approach:
Indicated Value:	$7,400,000
Sales Comparison Approach:
Indicated Value:	$6,300,000
Income Capitalization Approach
Direct Capitalization
Net Operating Income:	$723,158
Capitalization Rate:	11.50%
Indicated Value:	$6,300,000
Reconciled Value:	$6,300,000
FINAL VALUE CONCLUSION
Going Concern Market Value As-Is	$6,300,000
Fee Simple:
Exposure Time:	Under 12 months
Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

North elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

West elevation of property

Common area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Activity room

Typical resident unit

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical resident unit

Second floor patio area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Street view west along Remington Drive

Street view east along Remington Drive

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
SILICON VALLEY REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	34
COMPETITIVE MARKET ANALYSIS	36
SITE DESCRIPTION	55
IMPROVEMENTS DESCRIPTION	57
REAL PROPERTY TAXES AND ASSESSMENTS	62
ZONING	63
HIGHEST AND BEST USE	64
VALUATION PROCESS	66
LAND VALUATION	68
COST APPROACH	74
SALES COMPARISON APPROACH	78
INCOME CAPITALIZATION APPROACH	87
RECONCILIATION AND FINAL VALUE OPINION	108
ASSUMPTIONS AND LIMITING CONDITIONS	110
CERTIFICATION OF APPRAISAL	113
ADDENDA	114

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Sunnyvale

Location:	425 East Remington Drive Sunnyvale, Santa Clara County, California 94087

The site is situated at the northwest corner of Remington Drive and Azure Street.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 123 units and 123 beds situated on a 2.04 acre site.

Assessor’s Parcel Number:	211-20-001 and -002

Property Ownership and Recent History

Current Ownership:	ARV Sunnyvale, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 15, 2003. The property was inspected on 425 East Remington Drive by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report, but did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Santa Clara County assessor as Assessor’s Parcel Number 211-20-001 and -002. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Sunnyvale, California within Santa Clara County, which is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley’s Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

VALUATION SERVICES	6	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

SAN FRANCISCO CMSA COMPONENT COUNTIES

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley’s industries. As business investment has waned, however, so has the Silicon Valley’s prosperity.

The Silicon Valley’s technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley’s population is 35.1 years, the same as the median age of the nation’s top 100 largest metropolitan areas (Top 100) and just slightly below the U.S. median age of 35.6 years. Its population’s share of the age cohort under 24 years is also slightly below that of the Top 100 at 33 percent versus 35 percent, but its prime wage-earning age cohort of 35-59 years is somewhat greater at 36 versus 35 percent.

Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is 62 percent above the Top 100 average, and its median household income is an even more impressive 68 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort – 45 percent versus 20 percent across the Top 100. At the lower end of the income

VALUATION SERVICES	7	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

strata with annual incomes under $50,000, Silicon Valley’s share of households is half that of the Top 100 – 23 percent versus 46 percent.

DEMOGRAPHIC CHARACTERISTICS
Silicon Valley vs. Top 100 MSAs and U.S.
2002 Estimates

	Silicon	Top 100
Characteristic	Valley	Metro Areas*	U.S.

Median Age (years)	35.1	35.1	35.6
Average Annual Household Income	$117,800	$72,700	$64,300
Median Annual Household Income	$92,100	$54,700	$47,500
Households by Annual Income Level:
<$25,000	9.1%	21.0%	25.3%
$25,000 to $49,999	13.5%	25.1%	27.3%
$50,000 to $74,999	16.7%	20.8%	20.2%
$75,000 to $99,999	15.6%	13.4%	11.8%
$100,000 plus	45.1%	19.7%	15.5%
Education Breakdown:
< High School	18.0%	21.8%	24.1%
High School Graduate	19.6%	27.8%	29.8%
College < Bachelor Degree	30.9%	26.5%	25.4%
Bachelor Degree	20.1%	15.5%	13.5%
Advanced Degree	11.3%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley’s population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation’s most prestigious universities, including Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley’s population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1992 and 2002. Silicon Valley, with an average annual growth rate of 0.8 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100’s population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population in 2002.

VALUATION SERVICES	8	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Population growth is forecast to be negative once again in 2003, and thereafter to under-perform substantially the Top 100 over the forecast period. Between 2002 to 2007, Silicon Valley’s average population growth rate, at 0.2 percent annually, is expected to be dwarfed by that of both the Top 100 and the CMSA (both 1.1 percent).

ANNUALIZED POPULATION GROWTH BY COUNTY
Silicon Valley vs. San Francisco CMSA Counties
1990 – 2007

			Forecast	Annual Growth
Population (000s)	1992	2002	2007	92-02	02-07

Top 100 Metro Areas	160,017.2	181,966.9	191,733.8	1.3%	1.1%
San Francisco CMSA	6,449.8	7,126.5	7,398.0	1.0%	0.8%
Marin County	235.8	247.6	263.1	0.5%	1.2%
San Francisco County	734.9	764.0	789.2	0.4%	0.6%
Silicon Valley Region	2,194.8	2,386.7	2,414.5	0.8%	0.2%
San Mateo County	662.9	703.2	691.7	0.6%	-0.3%
Santa Clara County	1,531.9	1,683.5	1,722.8	0.9%	0.5%
Alameda County	1,332.2	1,472.3	1,490.2	1.0%	0.2%
Contra Costa County	839.8	992.4	1,070.3	1.7%	1.5%
Santa Cruz County	232.9	253.8	266.1	0.9%	0.9%
Napa County	114.3	130.3	143.1	1.3%	1.9%
Solano County	359.9	411.1	452.1	1.3%	1.9%
Sonoma County	405.2	468.4	509.4	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley’s largest population clusters are along the west shore of San Francisco Bay and east of Interstate 280 within San Mateo County, in the communities of Daly City, Foster City and San Mateo. Within Santa Clara County, Mountain, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

POPULATION PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley’s population growth has trailed the Top 100, likewise its household formation rate has significantly lagged the Top 100 over the past 10 years. Between 1992 and 2002, growth in Silicon Valley’s number of households averaged 0.6 percent annually, somewhat below the CMSA’s 0.9 percent annual growth rate and well below the Top 100 growth rate of 1.3 percent annually. Household growth was negative in 2002 as out-migration from Silicon Valley increased.

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of housing

VALUATION SERVICES	10	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

affordability drove many out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley’s recession. Until the jobless rate begins to subside and narrow the gap with other western metro areas, out-migration will continue at a rapid clip.

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent – above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

HOUSEHOLD GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, the median household income in Silicon Valley was $92,100. This figure is a staggering 68 and 94 percent higher than the respective median incomes for the Top 100 and the U.S., respectively. Between 1992 and 2002, Silicon Valley’s 4.5 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.7 percent. Broken down by county, Santa Clara County’s average annual growth rate was 4.2 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 5.3 percent.

Through 2007, median household income growth in Silicon Valley is expected to slow considerably to 2.7 percent, with San Mateo County forecast for 3.4 percent and Santa Clara County expected to average annual increases of just 2.3 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.7 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. No ZIP code areas in Silicon Valley have a median household income of less than $50,000, and there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in north, central and east San Jose.

VALUATION SERVICES	11	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley remains in recession. Employment continues to fall and the jobless rate hit a record high in January 2003. Employment in the critical electronics manufacturing and information services industries continues to fall, with continued negative spillover effects on professional and business services. Construction activity is also beginning to falter. Average real wages among Silicon Valley’s manufacturers have fallen for over one year, as has the average workweek. House prices are falling once again and housing inventories on the market are rising.

Silicon Valley’s workforce continues to shrink. It has fallen by over 11 percent from its peak in late 2000, an extraordinary loss of 152,000 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II. The economy’s rise was so fast and the downturn so sharp that given a projected steady growth rate beginning in 2004, it will be more than a decade before the previous peak is reached again.

VALUATION SERVICES	12	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Improving indicators remain elusive, but retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls have remained level for the past year, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose’s downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing. Yet hiring in healthcare has gone flat, which was one of the few industries that had expanded over the past two years.

While Silicon Valley’s economic turnaround is clearly not evident yet, some sources of growth are emerging. Biotechnology, for example, has one of the more positive outlooks for the San Mateo County economy. Indicative of the outlook is a doubling of Genentech’s stock price, with most of the gain following FDA approvals of several of their experimental drugs. More importantly, however, are a number of IPOs announced or venture capital placements made with several Bay Area biotech firms. They include a stock offering by Exelixis in South San Francisco worth an estimated $95 million, and a $100 million private placement with CV Therapeutics in the San Jose metro area. The industry is historically volatile, going through periods of funding drought and excess, and through periods of successful drug approvals. Indicative of this volatility is the closing of Millennium Pharmaceuticals’s South San Francisco operation, where 210 were employed, to concentrate its operations in Massachusetts.

Venture funding is not limited solely to biotech, however, as Visto Corporation, a maker of mobile email software located in Redwood City, garnered over $50 million in venture funding in first quarter 2003. But this has not stanched the employment cutbacks in computer and electronic manufacturing in the valley. Information services employment, however, has nearly leveled off.

The need to replace an aging stock of computers and electronic equipment generates some optimism that Silicon Valley’s tech industries will see moderate growth next year. Already, consumer spending on electronic equipment fueled a rise in new orders for semiconductors late last year. The trend is far from solid, however, as global chip sales fell in three of the four months ending in March 2003, resulting in lackluster orders for the fabrication equipment made or designed in Silicon Valley. Furthermore, private research and development spending among local tech firms has been cut this year, as cost savings become critical to the bottom line.

Software and tech services will likely lead Silicon Valley’s rebound. Current examples include the remake of Hewlett-Packard into a service-based firm, the non-stop expansion of Internet-retailer eBay, and the potential move into online entertainment by Apple Computer. But Silicon Valley’s true growth driver, technology innovation, will be slow to turn around until venture capital placement halts the slide that continued through first quarter 2003. One possible new generator of local innovation, however, may be research dollars from the defense and homeland security departments.

Silicon Valley’s near-term outlook remains weak with no substantial turnaround in employment until well into 2004. Office and industrial property markets, thus, will also remain weak for another year at least. Further risk to residential property markets is also possible as sales prices are faltering again, and supply currently exceeds demand. Rising interest rates can be expected to add further downside pressure.

Longer term, the economy is not expected to expand at a rate above the Top 100 average until 2005. This makes Silicon Valley an underperforming region until it is able to pull out of its current slump towards the latter part of the decade.

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SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley will continue to be a volatile economy, driven by cycles of innovation and investment. Longer-term, Silicon Valley will benefit from its extremely well educated workforce, the basic research undertaken at its universities and corporate labs, and its still deep sources of investment capital.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.8 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. During 2002, Silicon Valley’s real gross product experienced negative 2.3 percent growth, and the region’s growth in gross product is anticipated to be zero during 2003. Over the five-year forecast period of 2002 to 2007, gross product is expected to grow at a 3.4 percent annual rate, exceeding somewhat the forecasted Top 100 rate of 3.0 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley’s employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (19 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

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SILICON VALLEY REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Silicon Valley vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (10 versus 15 percent), Finance, Insurance and Real Estate (five versus seven percent) and Trade, Transportation and Utilities (17 versus 20 percent). Over the past year, the only sectors to see employment growth has been Education and Health Services, and Government, which increased by 3.8 percent and 3.0 percent, respectively. Information, Professional and Business Services, and Manufacturing all saw double-digit declines in employment over the course of 2002.

Among the San Francisco CMSA’s counties, Silicon Valley has by far the largest share of total employment (37 percent) and realized the greatest increase in total employment between 1992 and 2002 of over 173,000 jobs (edging out the Oakland PMSA’s 172,000 jobs). Silicon Valley is also expected to capture the largest share of new job creations between 2002 and 2007 of 54,000 jobs, followed the Oakland PMSA with 53,000 jobs.

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

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SILICON VALLEY REGIONAL ANALYSIS

Between 1992 and 2002, Silicon Valley’s total employment increased at a 1.5 percent average annual rate, significantly below the Top 100 rate of 1.9 percent. More recently, total employment has turned negative. Total employment is not forecast to recover to its pre-recession level until the next decade. Beginning in 2005, Silicon Valley employment growth is forecast to grow at 2.0 percent annually through 2007, on par with the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley’s unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region’s jobs, Silicon Valley’s unemployment rate has lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to peak at 7.8 percent during 2003 and then recede to 5.7 percent by 2007 – by which time the Top 100 unemployment rate is expected to decline to 5.0 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations: Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation (421). Following is a table of Silicon Valley’s largest non-government employers.

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SILICON VALLEY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Silicon Valley
2002

Number of MSA
Employer	Employees

United Airlines	17,700
Cisco Systems	13,000
Hewlett-Packard Company/Agilent	10,000
Stanford University	10,000
Kaiser Permanente	9,100
Oracle Corporation	7,400
Intel Corporation	7,000
Lockheed Martin Missiles & Space	6,700
Applied Materials, Inc.	6,200
Solectron Corporation	6,000
Sanmina	6,000
A T & T	5,200
UCSF Stanford Health Care	4,200
Genentech	3,700
Apple Computer, Inc.	3,000
3Com Corporation	3,000
Advanced Micro Devices	2,900
Raychem Corporation	2,900
Visa USA/International	2,700
Mills Peninsula Health Services	2,500

Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers – roughly 200,000 each. As of year-end 2002, while San Francisco still had 195,000, Silicon Valley had nearly 330,000. Between 1992 and 2002, Silicon Valley’s office-using employment grew at an average annual rate of 4.0 percent, while San Francisco averaged only 0.2 percent. By comparison, office-using employment for the Top 100 grew at a 2.7 percent rate. Silicon Valley’s surge in office-using employment that took place during the 1990s has ended, however, Recently, Silicon Valley has seen two consecutive years of declining office-using employment, including a staggering 11.6 percent decrease during 2002.

Office-using employment is expected to drop another 2.7 percent during 2003, before reversing the negative trend between 2004 and 2007. Over the forecast period, office-using employment is forecast to rise at an annual 2.3 percent rate through 2007 – outperforming the CMSA’s 1.9 percent growth rate and slightly outpacing the 2.1 percent rate of the Top 100.

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SILICON VALLEY REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The South Bay’s largest concentrations of office-using employment are located in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

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SILICON VALLEY REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley’s public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 31,000.

The Santa Clara Valley Transportation Authority’s (VTA) light rail system has two lines – an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose’s Santa Teresa District. Weekday ridership averages 30,000. San Mateo County has no light rail system.

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SILICON VALLEY REGIONAL ANALYSIS

Separate bus systems run in each county – Santa Clara County’s run by VTA and San Mateo County’s run by SamTrans. VTA average weekday bus boardings are approximately 145,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. BART is also planning expansion into Santa Clara County from Fremont in Alameda County.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose’s Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount’s Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valley’s warm summers make San Jose’s Raging Waters, the Bay Area’s largest water theme park, a very popular destination.

Perhaps one of the valley’s best amenities is its proximity to San Francisco. The Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A’s start talking about moving the baseball team. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and universities – positively impacts the entire Bay Area economy. Silicon Valley’s most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

VALUATION SERVICES	20	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Silicon Valley
2001

Full/Part Time
College/University	Enrollment

San Jose State University	50,400
Mission College	17,300
DeAnza College	15,100
Stanford University	14,200
Evergreen Valley College	12,200
College of San Mateo	11,900

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area’s major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Silicon Valley’s near-term economic outlook remains dim. It is expected to limp along for another year before measurable improvement is seen. The local economy’s lack of diversity maintains its volatility and dependence upon capital investment. As long as corporate profits remain weak, business investment is expected to remain lackluster. Furthermore, technology exports, which are crucial to the region’s economic health, will be sluggish until the global economies show marked improvement.

Silicon Valley’s moderate climate and attractive quality-of-life factors, however, are expected to continue attracting top talent to the region – at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley’s substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation’s top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge, stimulating Silicon Valley’s tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

Silicon Valley is expected to underperform the Top 100. Given the region’s high cost of living and housing costs, its population growth and household formation rates are both expected to lag the Top 100. Furthermore, with the overall weakness in the local, national and global economies, employment growth is also expected to trail the Top 100. Indicative of Silicon Valley’s high productivity, however, the region’s growth in gross product is forecast to slightly exceed that of the Top 100 through 2007.

VALUATION SERVICES	21	ADVISORY GROUP

LOCAL AREA MAP

VALUATION SERVICES	22	ADVISORY GROUP

LOCAL AREA ANALYSIS

Location

The subject is located in the south central area of Sunnyvale, approximately one mile south of the downtown core. The boundaries of the local area are considered to be West Fremont Avenue to the south, Hollenbeck Avenue to the west, El Camino Real to the north and east.

Access

The primary access routes serving the local area include Mathilda Avenue and Saratoga-Sunnyvale Road which both course north and south through the district. El Camino Real is a primary east/west route serving the district and also serves as Highway 82. Mathilda Avenue provides primary access to Highway 101 located toward the north end of Sunnyvale. Saratoga-Sunnyvale Road provides access to Interstate 280 located at the south end of Sunnyvale. El Camino Real provides access to Highway 85 and to all cities located along the San Francisco Peninsula. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by a mixture of retail commercial, professional office, public and single- and multi-family uses. Development patterns in the district were influenced by the area’s proximity to the Sunnyvale Civic Center, the El Camino Real shopping district, and the industrial parks located at the northern end of the City. The majority of existing development located in the area is residential in nature with higher density residential uses found abutting the major streets in the area.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 95 percent developed at this time.

Nearby and Adjacent Land Uses

West:	Single-family residence and Azure Street
North:	Single Family Residences
East:	Apartments
South:	Apartments

Proximity to Health Care

The primary medical facility serving Sunnyvale is El Camino Hospital located in Mountain View, approximately three miles west of the subject property. The travel time to this facility is approximately 15 minutes from the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the neighborhood which have a detrimental influence on properties.

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LOCAL AREA ANALYSIS

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the neighborhood that would impact the subject.

Conclusion

The subject is located in an established area of Sunnyvale. The primary influence of the local area is residential oriented. The immediate area is in a mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of existing sites with commercial uses located along El Camino Real, and residential on others. Neighborhood services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the neighborhood data, a positive effect on real estate values in the neighborhood is anticipated for the foreseeable future. This positive effect also extends to the subject property.

VALUATION SERVICES	24	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

VALUATION SERVICES	25	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing

VALUATION SERVICES	26	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

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SENIOR LIVING INDUSTRY OVERVIEW

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents
Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

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SENIOR LIVING INDUSTRY OVERVIEW

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

VALUATION SERVICES	31	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

VALUATION SERVICES	32	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Sunnyvale was constructed in 1976. There have not been any recent major renovations to the facility over the past three years. Revenues have been stable over the last three years, while expenses have been increasing. The facility’s occupancy has also been stable over this same period. Overall, we believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Sunnyvale is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 160 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in April 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

Admission Policies

Retirement Inn of Sunnyvale requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

VALUATION SERVICES	34	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Retirement Inn of Sunnyvale caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Sunnyvale has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Sunnyside Gardens	3.0-5.0 Miles	70%
Palo Alto Commons	3.0-5.0 Miles	75%
Sunrise	3.0-5.0 Miles	75%
Westgate Villa	3.0-5.0 Miles	70%
Inn @ Willow Glen	3.0-5.0 Miles	70%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Sunnyvale/San Jose area.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Sunnyside Gardens	42	PMA
Palo Alto Commons	142	SMA
Sunrise	80	SMA
Westgate Villa	32	PMA
Inn @ Willow Glen	83	SMA
SUBJECT	123

Totals	502

* PMA - Primary Market Area; SMA - Secondary Market Area

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. The most recent construction was a Sunrise facility in 2001 that is located approximately one mile from the subject.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 379 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 70 to 98 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. Only one of the competitive properties surveyed was exhibiting a non-stabilized occupancy, that being Sunnyside Gardens that was at 76 percent occupancy. The lower occupancy rate of this property is not considered reflective of market conditions, but rather property related.

Retirement Inn of Sunnyvale is noted as having been at 98 percent occupancy at the time of inspection. The subject appears to have a good reputation in the market and this should continue based on its location and living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

		Total AL
Name		Units	Occupancy Level

Sunnyside Gardens	*	42	76%
Palo Alto Commons		142	91%
Sunrise	*	80	90%
Westgate Villa		32	92%
Inn @ Willow Glen		83	94%
SUBJECT		123	90%

* Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Sunnyvale area begin at around $2,200 per month for a studio unit and go up to around $5,700 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as Sunnyside Gardens that includes all personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Sunnyvale market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Sunnyvale market area, no specific concessions were noted. Retirement Inn of Sunnyvale reported that they are not offering concessions for leasing vacant units. The property, however, had been offering concessions in 2002 and in the first part of 2003 to alleviate an atypical loss of residents. The new Executive Director has been very instrumental in increasing occupancy and has not had to utilize concessions for several months. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may be required to use concessions more frequently.

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Retirement Inn of Sunnyvale opened in 1976 and has been successful from an occupancy basis. Occupancy at the facility was 97 percent in 2000, 95 percent in 2001, 80 percent in 2002 and year-to-date 2003 annualizes out to 81 percent. We note that the facility was at an occupancy of 98 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics

	PMA		SMA
	3 Miles		5 Miles

	Population	%	Population	%
2000
Total *	203,339		431,603
65+	21,334	10.5%	48,227	11.2%
75+	9,776	4.8%	22,817	5.3%
85+	2,138	1.1%	5,241	1.2%
2002	Estimate
Total *	210,055		445,883
65+	21,889	10.4%	49,601	11.1%
75+	10,220	4.9%	23,963	5.4%
85+	2,360	1.1%	5,879	1.3%
2007	Projection
Total *	225,647		479,008
65+	23,584	10.5%	53,355	11.1%
75+	10,883	4.8%	25,504	5.3%
85+	2,712	1.2%	6,733	1.4%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 Miles		5 Miles

	Total	Annual	Total	Annual
2000-2007
Total *	11.0%	1.5%	11.0%	1.5%
65+	10.5%	1.4%	10.6%	1.5%
75+	11.3%	1.5%	11.8%	1.6%
85+	26.8%	3.5%	28.5%	3.6%
2000-2002
Total *	3.3%	1.6%	3.3%	1.6%
65+	2.6%	1.3%	2.8%	1.4%
75+	4.5%	2.2%	5.0%	2.5%
85+	10.4%	5.1%	12.2%	5.9%
2002-2007
Total *	7.4%	1.4%	7.4%	1.4%
65+	7.7%	1.5%	7.6%	1.5%
75+	6.5%	1.3%	6.4%	1.3%
85+	14.9%	2.8%	14.5%	2.7%

* Total population unadjusted for age
Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual
2000
Total *	203,339		431,603
45 - 54	24,999	12.3%	55,836	12.9%
55 - 59	8,868	4.4%	19,419	4.5%
60 - 64	7,422	3.7%	15,630	3.6%
2002	2002
Total *	210,055		445,883
45 - 54	26,905	12.8%	59,998	13.5%
55 - 59	10,038	4.8%	21,928	4.9%
60 - 64	8,027	3.8%	16,886	3.8%
2007	2007
Total *	225,647		479,008
45 - 54	30,582	13.6%	68,285	14.3%
55 - 59	12,441	5.5%	27,206	5.7%
60 - 64	10,441	4.6%	21,914	4.6%

* Total population unadjusted for age
Source: Claritas, Inc.

Growth Rates — Adult Children

	PMA		SMA

	Total	Annual	Total	Annual
2000-2007
Total *	11.0%	1.5%	11.0%	1.5%
45 - 54	22.3%	2.9%	22.3%	2.9%
55 - 59	40.3%	5.0%	40.1%	4.9%
60 - 64	40.7%	5.0%	40.2%	4.9%
2000-2002
Total *	3.3%	1.6%	3.3%	1.6%
45 - 54	7.6%	3.7%	7.5%	3.7%
55 - 59	13.2%	6.4%	12.9%	6.3%
60 - 64	8.2%	4.0%	8.0%	3.9%
2002-2007
Total *	7.4%	1.4%	7.4%	1.4%
45 - 54	13.7%	2.6%	13.8%	2.6%
55 - 59	23.9%	4.4%	24.1%	4.4%
60 - 64	30.1%	5.4%	29.8%	5.4%

* Total population unadjusted for age
Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle end of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $29,200 would be necessary. We have utilized the average projected revenue per resident of approximately $24,790 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $24,790 by 85 percent we arrive at an average income of $29,200, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $29,200 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $423,968 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $25,438 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $423,968).

After accounting for this ($29,200 - $25,438 = $3,800), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than $25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	%	Total	%
2002
* Total 65+	12,731	—	28,508	—
65+	10,145	79.7%	22,455	78.8%
75+	4,484	35.2%	10,117	35.5%
85+	850	6.7%	2,045	7.2%
2007
* Total 65+	13,413	—	29,935	—
65+	11,684	87.1%	25,854	86.4%
75+	5,277	39.3%	11,973	40.0%
85+	1,131	8.4%	2,698	9.0%

* Unadjusted for Income
Source: Claritas, Inc.

Income Statistics - Growth Rates
Households With Incomes Greater Than $25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	Annual	Total	Annual
2002-2007
* Total 65+	5.4%	1.0%	5.0%	1.0%
65+	15.2%	2.9%	15.1%	2.9%
75+	17.7%	3.3%	18.3%	3.4%
85+	33.1%	5.9%	31.9%	5.7%

* Unadjusted for Income
Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 10,145 for the 65+ age group, 4,484 for the 75+ age group and 850 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 2.87 percent for age 65+ households, 3.31 percent per year for age 75+ and 5.88 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Sunnyside Gardens	42	76%	32
Palo Alto Commons	142	91%	129
Sunrise	80	90%	72
Westgate Villa	32	92%	29
Inn @ Willow Glen	83	94%	78
SUBJECT	123	90%	111

Totals	502	90%	451

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis
Primary Market Area
3 Miles

	2002	2007

65+ Income Qualified Households	10,145	11,684
Average Household Size*	1.72	1.76

Available Persons	17,443	20,544
Total Supply**	502	628
Required Resident % From PMA	75%	75%

Required Residents	377	471
Available Persons	17,443	20,544
Indicated Penetration Rate***	2.16%	2.29%

*	Total 65+ Population Divided by Total 65+ Households

**	No. of assisted living units (includes dementia) in primary market area. 2007 figure accounts for 25 percent new or forecast competition

***	Required Residents divided by Available Persons Source: Claritas, Inc.

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 2.16 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 2.29 percent in 2007.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for assisted living units in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 2.16 percent for the general population, there appears to be an adequate marketplace for assisted living units in the marketplace. Older properties like the subject, however, may be required to utilize concessions in order to maintain stabilized occupancies.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Sunnyside Gardens
1025 Carson Drive
Sunnyvale, CA

Property Type:	ALF/ALZ

Verification:	Administrator
408-730-4070
16-Oct-03

No. Units	Unit Types	Occupancy

26	Assisted Living Units	80%
16	Alzheimer Units/Beds	70%

42	Total Units/Beds	76%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	$3,500 to $3,500	315 to 315	$3,800 to $3,800	315 to 315
Studio	$5,750 to $5,750	315 to 315	$6,000 to $6,000	315 to 315
Studio Alcove	— to —	— to —	— to —	— to —
One-Bedroom	— to —	— to —	— to —	— to —
Two-Bedroom	— to —	— to —	— to —	— to —
Cottage/Villa	— to —	— to —	— to —	— to —
2nd Occcupant Rent	— to —		— to —
Additional Personal Care	— to —		— to —
Community Fee	$250 to $250

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	24
Utilities:	Water/Sewer	x	Additional Personal Care Charges	All inclusive
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	Yes
Nursing Staff:	RN

Improvement Description

Year Opened	1990	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is a smaller assisted living facility in Sunnyvale. Offers assisted living and dementia care. Rates at the facility are all-inclusive (includes all personal care).

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Palo Alto Commons
4075 El Camino Way
Palo Alto, CA

Property Type:	ALF/ALZ

Verification:	Administrator
650-494-0760
21-Oct-03

No. Units	Unit Types	Occupancy

86	Assisted Living Units	90%
56	Alzheimer Units/Beds	92%

142	Total Units/Beds	91%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	— to —	— to —	$3,900 to $4,699	500 to 500
Studio	$3,300 to $3,500	400 to 400	$5,700 to $5,700	400 to 400
Studio Alcove	— to —	— to —	— to —	— to —
One-Bedroom	$3,700 to $3,900	500 to 500	— to —	— to —
Two-Bedroom	— to —	— to —	— to —	— to —
Cottage/Villa	— to —	— to —	— to —	— to —
2nd Occcupant Rent	$500 to $500		— to —
Additional Personal Care	$375 to $1,700		— to —
Community Fee	$250 to $250

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.1
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus/Van/Limo		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1990	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is a larger assisted living facility located in Palo Alto. Offers assisted living and dementia care. Rates include a base level of personal care with additional care charged on a tier or level basis.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Sunrise
633 S. Knickerbocker
Sunnyvale, CA

Property Type:	ALF/ALZ

Verification:	Executive Director
408-749-8600
22-Oct-03

No. Units	Unit Types	Occupancy

61	Assisted Living Units	89%
19	Alzheimer Units/Beds	92%

80	Total Units/Beds	90%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	$3,300 to $3,600	336 to 336	$2,200 to $2,900	336 to 336
Studio	— to —	— to —	— to —	— to —
Studio Alcove	$4,200 to $4,500	476 to 476	— to —	— to —
One-Bedroom	$5,400 to $5,500	500 to 500	— to —	— to —
Two-Bedroom	— to —	— to —	— to —	— to —
Cottage/Villa	— to —	— to —	— to —	— to —
2nd Occupant Rent	— to —		— to —
Additional Personal Care	$840 to $1,260		— to —
Community Fee	$2,200 to $5,500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.1
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	Yes
Nursing Staff:	RN

Improvement Description

Year Opened	2001	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is a newer Sunrise property in Sunnyale. Facility offers assisted living and dementia care. Rates include a base level of personal care. Additional personal care charged on a point system.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Westgate Villa
5425 Mayme Avenue
San Jose, CA

Property Type:	AL

Verification:	Administrator
408-366-6510
14-Oct-03

No. Units	Unit Types	Occupancy

32	Assisted Living Units	92%
0	Alzheimer Units/Beds	0%

32	Total Units/Beds	92%

Rent Schedule

	Assisted Living	Unit Size	Dementia Unit Size	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	$2,250 to $2,250	375 to 375	— to —	— to —
Studio	$2,975 to $2,975	350 to 350	— to —	— to —
Studio Alcove	— to —	— to —	— to —	— to —
One-Bedroom	— to —	— to —	— to —	— to —
Two-Bedroom	— to —	— to —	— to —	— to —
Cottage/Villa	— to —	— to —	— to —	— to —
2nd Occcupant Rent	— to —		— to —
Additional Personal Care	— to —		— to —
Community Fee	— to —

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Average
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is an older retirement property that offers assisted living services. Rates include only a base level of services and no personal care. Any personal care is charged on a point system monthly.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Inn @ Willow Glen
1185 Pedro Street
San Jose, CA

Property Type:	AL

Verification:	Executive Director 408-275-9040 21-Oct-03

No. Units	Unit Types	Occupancy

83	Assisted Living Units	94%
0	Alzheimer Units/Beds	0%

83	Total Units/Beds	94%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range

Semi-Private	— to —	— to —	— to —	— to —
Studio	$2,375 to $2,475	187 to 220	— to —	— to —
Studio Alcove	— to —	— to —	— to —	— to —
One-Bedroom	$3,000 to $3,000	440 to 440	— to —	— to —
Two-Bedroom	— to —	— to —	— to —	— to —
Cottage/Villa	— to —	— to —	— to —	— to —
2nd Occcupant Rent	— to —		— to —
Additional Personal Care	— to —		— to —
Community Fee	— to —

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	This is an older retirement property that now offers assisted living services. Does not offer any dementia care. Rates shown are for base level services only, with any personal care charged on a point system.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Superior
4	Similar
5	Similar

Rental Rate Analysis

The assisted living rates at Retirement Inn of Sunnyvale include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunnyside Gardens	315	—	315	$5,750	—	$5,750
Palo Alto Commons	400	—	400	$3,300	—	$3,500
Sunrise	476	—	476	$4,200	—	$4,500
Westgate Villa	350	—	350	$2,975	—	$2,975
Inn @ Willow Glen	187	—	220	$2,375	—	$2,475
SUBJECT	187	—	187	$2,375	—	$2,375
Range (Excluding Subject)	187	—	476	$2,375	—	$5,750

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,375 to $5,750 per month based on unit sizes from 187 to 476 square feet. The subject’ asking rates of $2,375 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the lower portion on a unit size basis. Sunnyside Garden’s asking rate of $5,750 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Palo Alto Commons and Sunrise’s rates include a base level of personal care. We note that the average in-place rent for the subject is $1,761 per month. Based on the data, we believe that a rent of $1,800 per month is warranted for the subject’s studio units.

Studio Alcove Units - Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunnyside Gardens	315	-	315	$5,750	-	$5,750
Palo Alto Commons	400	-	400	$3,300	-	$3,500
Sunrise	476	-	476	$4,200	-	$4,500
Westgate Villa	350	-	350	$2,975	-	$2,975
Inn @ Willow Glen	187	-	220	$2,375	-	$2,475
SUBJECT	220	-	220	$2,475	-	$2,475
Range (Excluding Subject)	187	-	476	$2,375	-	$5,750

The comparables indicate a range of asking rates from $2,375 to $5,750 per month based on unit sizes from 187 to 476 square feet. The subject’ asking rates of $2,475 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the lower portion on a unit size basis. Sunnyside Garden’s asking rate of $5,750 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Palo Alto Commons and Sunrise’s rates include a base level of personal care. We note that the average in-place rent for the subject is $2,242 per month. Based on the data, we believe that a rent of $2,300 per month is warranted for the subject’s large studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunnyside Gardens	—	-	—	—	-	—
Palo Alto Commons	500	-	500	$3,700	-	$3,900
Sunrise	500	-	500	$5,400	-	$5,500
Westgate Villa	—	-	—	—	-	—
Inn @ Willow Glen	440	-	440	$3,000	-	$3,000
SUBJECT	525	-	525	$3,000	-	$3,000
Range (Excluding Subject)	440	-	500	$3,000	-	$5,500

VALUATION SERVICES	53	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $3,200 to $5,500 per month based on unit sizes from 440 to 500 square feet. The subject’ asking rates of $3,000 per month is seen as falling within the lower portion of the range from an absolute rent basis, while slightly above the comparables on a unit size basis. Sunrise’s asking rate of $5,400 per month set the upper end of the range and consistent with Sunrise’s pricing basis for larger units. Again, the subject’s rate includes no personal care as does the Inn @ Willow Glen. We note that the average in-place rent for the subject is $2,801 per month. Based on the data, we believe that a rent of $2,900 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject has maintained generally positive occupancy levels over the last several years. The property did witness some higher than normal attrition in 2002 and early 2003, however, occupancy has been increased positively over the last several months. The subject did have to utilize some degree of concessions earlier as part of its marketing strategy. This, along with continued aggressive marketing should help to maintain positive occupancy levels. The subject rates are generally at the lower end of the competition and based on the older age of the facility, they appear to be reflective of market rates. Concessions are not prevalent in the marketplace in the newer, more modern product. Overall, it appears that there is a adequate marketplace for the subject, although its older age and small unit sizes does limit its ability to market to a wider qualifying senior target base.

VALUATION SERVICES	54	ADVISORY GROUP

SITE DESCRIPTION

Location:	425 East Remington Drive Sunnyvale, Santa Clara County, California 94087

The site is situated at the northwest corner of Remington Drive and Azure Street.

Shape:	Rectangular

Topography:	Level at street grade

Land Area:	2.0400 gross acres (2.0400 net acres) 88,862 gross square feet (88,862 net square feet)

Frontage, Access, Visibility:	The site has 385 feet of frontage along Remington Drive and 239 feet along Azure Street.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Sunnyvale

Sewer:	City of Sunnyvale

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this Appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 060352 0001D (12/19/97).

Flood Zone:	Zone X

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

VALUATION SERVICES	55	ADVISORY GROUP

SITE DESCRIPTION

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

VALUATION SERVICES	56	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1976 and contains 62,968 square feet of gross building area within one, two-story building. The facility has 123 units and a capacity of 123 beds. The unit mix for the development is as follows.

Retirement Inn of Sunnyvale

	No.	No.	Unit	Total
Description	Units	Beds	Sq.Ft.	Sq.Ft.

Assisted Living
Studio	71	71	187	13,277
Studio Large	35	35	220	7,700
One-Bedroom	17	17	525	8,925

Totals	123	123		29,902

General Description

Year Built:	1976

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	62,968 ± square feet

Number of Units:	123

Number of Beds:	123

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class D) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the second floor.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains two, 2,500 pound capacity hydraulic elevators. In addition, there is a separate service elevator providing freight service between both floors.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The facility is designed with two “L” shaped wings radiating out from the central common area. The main floor common areas include a lobby/lounge, administrative offices, guest dining room, auditorium, card room, billiards room, activity room, beauty/barber shop, small store, four lounge areas, and a rear courtyard area. There is also two resident laundry rooms on the main floor. Common areas on the second floor include four lounge areas, as well as the main dining room. The units on the main floor have patios, while those on the second floor have balconies.

There are two different sizes for the studio units (standard and alcove). The standard units contain 187 square feet, the alcove units 220 square feet and the one-bedroom units 525 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as several storage/closet areas. The one-bedroom units have small kitchenettes (refrigerator, sink and hot plate), while the studio units have no kitchenettes. All units have either a patio or balcony. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. At the subject, the kitchen facility is located on the second floor. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

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IMPROVEMENTS DESCRIPTION

Parking:	There are 38 open surface parking spaces located along the front and northwest portion of the facility, which equates to a ratio of 0.31 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered to be somewhat dated with regard relative to much of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, although the units are small and corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 61 percent of the total area. This equates to around 39 percent of the facility being designated common area, similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1976

Effective Age:	29 years

Expected Economic Life:	50 years

Remaining Economic Life:	21 years

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IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

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REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Santa Clara County. The assessors’ parcel identification number is 211-20-001 and -002.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$3,994,870
Improvements	2,835,549
Personal Property	181,510

Assessor’s Market Value:	$7,011,929
Equalization/Assessment Ratio	100.00%

Assessed Value	$7,011,929
Tax Rate ($/$1,000 AV)	10.8282

Total Property Taxes	$75,926.46
Building Area	62,968
Property Taxes per Square Foot	$1.21
No. of Units	123
Property Taxes per Unit	$617.29

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Sunnyvale market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $7,011,929 is considered slightly low based on our market value estimates determined herein.

Assuming that the real estate has a value of around $8,000,000 (after deducting for any going concern value), the indicated base taxes for the facility would be approximately of $88,250 or $90,000 rounded. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned R-4, High-Density Multiple Family Residential, with a conditional use zoning for an assisted living facility. According to the City of Sunnyvale zoning regulations, the residential zoning allows for single- and multi-family uses with a maximum density of 36 dwelling units per acre. Senior housing, such as the subject use, requires a Conditional Use permit in Sunnyvale. In April 1975, a Special Development Permit was granted for the subject site that allowed for development of a 139-room retirement room for the elderly.

Under a planned development zoning designation, all building requirements for the proposed structure are determined during the approval process.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

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HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate higher density residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

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HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is considered average. The improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

VALUATION SERVICES	65	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

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LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

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LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt		Zoning		$/SqFt
						Public Utilities
No.	Location	Date	Site Acres		Utility*	Units	$/Unit	COMMENTS

1	891-945 Cinnabar Street	$13,650,000	158,123	SF	PD	Yes	$86.33	To develop an affordable
	San Jose, CA	10/02	3.6300	Ac	Good	245	$55,714	apartment property.
2	1523-1533 West San Carlos Street	$6,635,000	136,343	SF	M-1	Yes	$48.66	To develop an afforadable
	San Jose, CA	7/02	3.1300	Ac	Good	130	$51,038	senior housing property.
3	1178 McLaughlin Avenue	$4,200,000	85,041	SF	PD	Yes	$49.39	To develop an affordable
	San Jose, CA	3/02	1.9523	Ac	Good	130	$32,308	apartment property.
4	NWC Angews & Montague Expressway	$15,000,000	223,880	SF	PD-MC	Yes	$67.00	To develop a market rate
	Santa Clara, CA	3/02	5.1396	Ac	Good	250	$60,000	property.

	Price	Site SqFt		Zoning	Utilities	$/SqFt
					Utilities
	Date	Site Acres		Utility*	Units	$/Unit

Survey Low	$4,200,000	85,041	SF	N/A	N/A	$48.66
Survey High	$15,000,000	223,880	SF	N/A	N/A	$86.33
Average	$9,871,250	150,847	SF	N/A	N/A	$62.84
Survey Low	3/02	1.9523	Ac	N/A	130	$32,308
Survey High	10/02	5.1396	Ac	N/A	250	$60,000
Average	5/02	3.4630	Ac	N/A	189	$49,765
Subject Property		88,861		R-4	Yes	N/A
		2.0400		Good	123	N/A

*Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between March 3, 2002 and October 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the October 2002 sale of a multi-family site located in San Jose, California. The parcel contains 3.63 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for location. Positive adjustments were not warranted.

Comparable Sale No. 2

This is the July 2002 sale of a multi-family site located in San Jose, California. The parcel contains 3.13 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were not warranted.

Comparable Sale No. 3

This is the March 2002 sale of a multi-family site located in San Jose, California. The parcel contains 1.9523 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were not warranted.

Comparable Sale No. 4

This is the March 2002 sale of a multi-family site located in Santa Clara, California. The parcel contains 5.14 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for location. Positive adjustments were not warranted.

A summary of our land sale adjustments is presented below.

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LAND VALUATION

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
	$/SqFt	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$86.33	Fee Simple/Mkt.	Arms-Length	None	Similar	$86.33
	10/02	0.0%	0.0%	0.0%	0.0%	0.0%
2	$48.66	Fee Simple/Mkt.	Arms-Length	None	Similar	$48.66
	7/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$49.39	Fee Simple/Mkt.	Arms-Length	None	Similar	$49.39
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$67.00	Fee Simple/Mkt.	Arms-Length	None	Similar	$67.00
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$/SqFt			Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$86.33	Superior	Similar	Similar	Similar	Similar	$64.74	Superior
	10/02	-25.0%	0.0%	0.0%	0.0%	0.0%	-25.0%
2	$48.66	Similar	Similar	Similar	Similar	Similar	$48.66	Similar
	7/02	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	$49.39	Similar	Similar	Similar	Similar	Similar	$49.39	Similar
	3/02	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	$67.00	Superior	Similar	Similar	Similar	Similar	$60.30	Superior
	3/02	-10.0%	0.0%	0.0%	0.0%	0.0%	-10.0%

SUMMARY	Unadjusted		Adjusted

	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Price Range
Low	$48.66	$2,119,805	$48.66	$2,119,804
High	$86.33	$3,760,326	$64.74	$2,820,244
Average	$62.84	$2,737,499	$55.77	$2,429,515
Net Adjustment Range (Additive Property Characteristics)
Low	-25.0%
High	0.0%
Average	-8.8%

*Market Conditions Adjustment

Compound annual change in market conditions: Santa Clara
Date of Value (for adjustment calculations):       Mar-03
**Utility includes shape, access, frontage and visibility.

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $48.66 to $64.74 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

$/Sq.Ft.

Sq.Ft.:	88,862
Opinion of Value:	X $50.00
Indicated Land Value:	$4,443,050
Rounded Land Value:	$4,450,000

VALUATION SERVICES	73	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $4,450,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $430,500 for the 123 units.

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $177,722.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $676,500 or $$5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use .15 percent.

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1976. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 29 years and the economic life to be 50 years. This results in a physical deterioration of 58.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 29 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 58.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$7,420,137
Rounded	$7,400,000
Per Unit	$60,163

VALUATION SERVICES	76	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	62,968		$56.84	$3,579,101
Sprinklers	62,968		$2.00	125,936

Subtotal (GBA)	62,968		$58.84	$3,705,037

Subtotal of Building Costs				$3,705,037
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$4,572,099
Furnishings, Fixtures & Equipment
FF&E	$3,500		$/Unit	$430,500

Total Furnishings, Fixtures & Equipment				$430,500
Site Improvements	$2.00		$/SqFt	$177,722

Total Direct Costs				$5,180,321
Plus: Indirect Costs (% of Direct Costs)	10.0%			$518,032

Subtotal Replacement Cost New ( RCN )					$5,698,353
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$676,500

Subtotal					$6,374,853
Plus: Entrepreneurial Profit (% of RCN)	15.0%				956,228

Total Replacement Cost New ( RCN )					$7,331,081
Per Square Foot					$62,968.00
Per Unit					$59,602
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E
Effective Age (Years):	29 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	58.0%	$3,964,883	80.0%	$396,060
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	58.0%	$3,964,883	80.0%	$396,060	$4,360,943

Depreciated Value of the Improvements					$2,970,137
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$4,450,000

Indicated Value					$7,420,137
Rounded to nearest $50,000					$7,400,000
Per Unit					$60,163
Per Square Foot					$117.52

Source: Marshall Valuation Service	Section: 12	Quality: Good
	Section: 16	Class: D
	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average
				Sale Price	Unit SF	% Occ.
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units

1	Carmel Village	IL/AL	625 Management Company LLC	$23,125,000	623	97.0%
	17077 San Mateo Street		Carmel Village Retirement
	Fountain Valley, CA		Residence LLC	1/03	117,666	189 units
2	Emerald Hills		Healthcare Property	$8,800,000	693	95.0%
	11550 Education Street	AL	Investors LLC
	Auburn, CA		ALCO IV LLC	9/02	61,677	89 units
3	Mapleride of Laguna Creek		CNL Retirement Properties	$8,055,600	601	95.0%
	6727 Laguna Park Drive	AL	Marriott Senior Living
	Elk Grove, CA		Services	1/02	50,476	84 units
4	Woodmark at Summit Ridge		Emeritus Senior Living	$8,500,000	842	95.0%
	5165 Summit Ridge Court	AL/ALZ	Woodmart at Summit Ridge
	Reno, NV		LLC	2/02	77,445	92 units
5	Manor at Lakeside		Quilted Care Reno LLC	$3,200,000	620	95.0%
	855 Brinkby Avenue	IL/AL	WMFMT Real Estate LP
	Reno, NV			8/01	56,411	91 units
6	Atria Redding		AMI Senior Living	$5,000,000	739	95.0%
	101 Quartz Hill Road	AL
	Redding, CA		Atria Communities	7/01	44,328	60 units

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Condition			Revenues	Expense
		& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name
No.	Property	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

1	Carmel Village	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
	17077 San Mateo Street
	Fountain Valley, CA	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
2	Emerald Hills
	11550 Education Street	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
	Auburn, CA	1999	$98,876	$985,000	$11,067	3.56	11.19%
3	Mapleride of Laguna Creek	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
	6727 Laguna Park Drive
	Elk Grove, CA	1999	$95,900	$850,000	$10,119	3.16	10.55%
4	Woodmark at Summit Ridge	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
	5165 Summit Ridge Court
	Reno, NV	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
5	Manor at Lakeside	Average	$56.73	$1,200,000	$13,187	69.2%	8.65
	855 Brinkby Avenue
	Reno, NV	1981	$35,165	$370,000	$4,066	2.67	11.56%
6	Atria Redding	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
	101 Quartz Hill Road
	Redding, CA	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%
Subject Property	N/A	512	87%	Average	N/A	$3,217,956	$26,162	78%	N/A
	N/A	62,968	123	1976	N/A	$723,158	$5,879	N/A	N/A

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 77.53 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 8.75x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$723,158	$5,588,041	$45,431
High	9.48	$723,158	$6,853,498	$55,719
Median	8.79	$723,158	$6,357,522	$51,687
Average	8.63	$723,158	$6,239,372	$50,727
Sample Si	6

CONCLUSIONS

Indicated CFM		8.75
Net Operating Income	x $	723,158

Indicated Stabilized Value		$6,327,634
Rounded to nearest $100,000		$6,300,000
Per Unit		$51,220
Per Square Foot		$100.05

Therefore, the indicated value for the subject the CFM analysis is $6,300,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 2.00x for the subject, which falls at the middle to upper portion of the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$3,217,956	$8,251,169	$67,083
High	4.24	$3,217,956	$13,654,171	$111,010
Median	2.91	$3,217,956	$9,373,464	$76,207
Average	3.13	$3,217,956	$10,063,761	$81,819
Sample Size	6

CONCLUSIONS

Indicated EGIM		2.00
Effective Gross Income	x $	3,217,956

Indicated Stabilized Value		$6,435,912
Rounded to nearest $100,000		$6,400,000
Per Unit		$52,033
Per Square Foot		$101.64

Therefore, the indicated value for the subject by the EGIM analysis is $6,400,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics.. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)
	$/Unit	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/Mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

		PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
			Age,
	$/Unit		Quality		Revenue	Payor		Adj.
No.	Date	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	$122,354	Similar	Superior	Similar	Superior	Similar	Similar	$55,060	Superior
	1/03	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
2	$98,876	Inferior	Superior	Similar	Superior	Similar	Similar	$54,382	Superior
	9/02	10.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-45.0%
3	$95,900	Similar	Superior	Similar	Superior	Similar	Similar	$52,745	Superior
	1/02	0.0%	-5.0%	0.0%	-40.0%	0.0%	0.0%	-45.0%
4	$92,391	Inferior	Superior	Similar	Superior	Similar	Similar	$60,054	Superior
	2/02	10.0%	-5.0%	0.0%	-40.0%	0.0%	0.0%	-35.0%
5	$35,165	Inferior	Similar	Similar	Similar	Similar	Similar	$49,231	Inferior
	8/01	40.0%	0.0%	0.0%	0.0%	0.0%	0.0%	40.0%
6	$83,333	Inferior	Superior	Similar	Superior	Similar	Similar	$54,167	Superior
	7/01	10.0%	-5.0%	0.0%	-40.0%	0.0%	0.0%	-35.0%

SUMMARY

	Unadj. $/Unit	Adj. $/Unit

Price Range
Low	$35,165	$49,231
High	$122,354	$60,054
Average	$88,003	$54,273
Net Adjustment
Low	-55.0%
High	-35.0%
Average	-45.0%

CONCLUSION

Indicated Value per Unit	$50,000
Number of Units	x 123

Indicated Value	$6,150,000
Rounded to nearest $100,000	$6,200,000
Per Unit	$50,407

* Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $49,231 to $60,054 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the lower portion of the adjusted range is warranted. From this, we have correlated to a price of $50,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

123	X	$50,000	=	$6,150,000
		Rounded To:		$6,200,000

VALUATION SERVICES	85	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $6,200,000 to $6,400,000. This value range equates to a price per square foot of building area of $98.46 to $101.64, which falls within the lower middle portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 15, 2003 was:

Units	Indicated Value

123	$6,300,000

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Sunnyvale
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001				2002
	(January - December)				(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,542,112	$21,416	$58.67	78.77%	$2,680,780	$22,932	$62.83	79.65%	$2,435,206	$24,698	$67.67	79.36%
Rent Concessions	$(2,924)	$(25)	$(0.07)	-0.09%	$(708)	$(6)	$(0.02)	-0.02%	$(3,600)	$(37)	$(0.10)	-0.12%
Additional Personal Care	$652,747	$5,499	$15.07	20.23%	$645,858	$5,525	$15.14	19.19%	$587,118	$5,955	$16.31	19.13%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$27,333	$230	$0.63	0.85%	$35,150	$301	$0.82	1.04%	$46,250	$469	$1.29	1.51%
Other Income	$7,962	$67	$0.18	0.25%	$4,569	$39	$0.11	0.14%	$3,684	$37	$0.10	0.12%

GROSS POTENTIAL REV.	$3,227,230	$27,188	$74.49	100.00%	$3,365,649	$28,791	$78.88	100.00%	$3,068,658	$31,122	$85.27	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above				Inc. Above

TOTAL NET REVENUE	$3,227,230	$27,188	$74.49	100.00%	$3,365,649	$28,791	$78.88	100.00%	$3,068,658	$31,122	$85.27	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$47,779	$403	$1.10	1.48%	$44,846	$384	$1.05	1.33%	$60,541	$614	$1.68	1.97%
Payroll (Wages)	$873,392	$7,358	$20.16	27.06%	$893,695	$7,645	$20.95	26.55%	$847,122	$8,592	$23.54	27.61%
Payroll Taxes & Benefits	$277,526	$2,338	$6.41	8.60%	$342,745	$2,932	$8.03	10.18%	$285,634	$2,897	$7.94	9.31%
Resident Care	$5,079	$43	$0.12	0.16%	$7,121	$61	$0.17	0.21%	$6,314	$64	$0.18	0.21%
Food Services	$228,482	$1,925	$5.27	7.08%	$205,819	$1,761	$4.82	6.12%	$177,875	$1,804	$4.94	5.80%
Activities	$16,337	$138	$0.38	0.51%	$17,766	$152	$0.42	0.53%	$17,291	$175	$0.48	0.56%
Housekeeping/Laundry	$33,781	$285	$0.78	1.05%	$28,973	$248	$0.68	0.86%	$26,507	$269	$0.74	0.86%
Plant Operations	$140,975	$1,188	$3.25	4.37%	$94,560	$809	$2.22	2.81%	$91,080	$924	$2.53	2.97%
Utilities	$134,577	$1,134	$3.11	4.17%	$161,290	$1,380	$3.78	4.79%	$156,318	$1,585	$4.34	5.09%
Marketing/Promotions	$36,331	$306	$0.84	1.13%	$21,468	$184	$0.50	0.64%	$28,716	$291	$0.80	0.94%
Non-Departmental
Real Estate Taxes	$60,780	$512	$1.40	1.88%	$88,273	$755	$2.07	2.62%	$71,733	$728	$1.99	2.34%
Insurance	$21,469	$181	$0.50	0.67%	$39,449	$337	$0.92	1.17%	$72,603	$736	$2.02	2.37%
Management Fees (5% of EGI)	$161,362	$1,359	$3.72	5.00%	$168,282	$1,440	$3.94	5.00%	$153,433	$1,556	$4.26	5.00%
Replacement Reserves ($/Unit)	$36,900	$311	$0.85	1.14%	$36,900	$316	$0.86	1.10%	$36,900	$374	$1.03	1.20%

TOTAL ALL EXPENSES	$2,074,770	$17,479	$47.89	64.29%	$2,151,187	$18,402	$50.42	63.92%	$2,032,067	$20,609	$56.46	66.22%
EXPENSE RATIO	64.3%				63.9%				66.2%
NET OPERATING INCOME	$1,152,461	$9,709	$26.60	35.71%	$1,214,462	$10,389	$28.46	36.08%	$1,036,591	$10,513	$28.80	33.78%
OCCUPANCY	96.5%				95.0%				80.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003 Annualized					C&W Forecast
	(January - August)					Stabilized Year
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,387,351	$24,115	$66.07	79.49%	$3,049,200	$24,790	$78.07
Rent Concessions	$(147,806)	$(1,493)	$(4.09)	-4.92%	$—	$—	$—
Additional Personal Care	$612,639	$6,188	$16.95	20.40%	$590,400	$4,800	$15.12
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—
New Resident Fees	$150,750	$1,523	$4.17	5.02%	$49,200	$400	$1.26
Other Income	$423	$4	$0.01	0.01%	$10,000	$81	$0.26

GROSS POTENTIAL REV.	$3,003,357	$30,337	$83.11	100.00%	$3,698,800	$30,072	$102.36
Vacancy/Collection Loss	Inc. Above				$(480,844)

TOTAL NET REVENUE	$3,003,357	$30,337	$83.11	100.00%	$3,217,956	$30,072	$82.39
OPERATING EXPENSES
Departmental
General/Administrative	$63,014	$637	$1.74	2.10%	$70,000	$654	$1.79	2.18%
Payroll (Wages)	$903,996	$9,131	$25.02	30.10%	$990,000	$9,251	$25.35	30.76%
Payroll Taxes & Benefits	$376,973	$3,808	$10.43	12.55%	$400,000	$3,738	$10.24	12.43%
Resident Care	$10,670	$108	$0.30	0.36%	$26,000	$243	$0.67	0.81%
Food Services	$196,194	$1,982	$5.43	6.53%	$220,000	$2,056	$5.63	6.84%
Activities	$16,470	$166	$0.46	0.55%	$20,000	$187	$0.51	0.62%
Housekeeping/Laundry	$26,847	$271	$0.74	0.89%	$30,000	$280	$0.77	0.93%
Plant Operations	$103,991	$1,050	$2.88	3.46%	$125,000	$1,168	$3.20	3.88%
Utilities	$169,245	$1,710	$4.68	5.64%	$170,000	$1,589	$4.35	5.28%
Marketing/Promotions	$64,749	$654	$1.79	2.16%	$70,000	$654	$1.79	2.18%
Non-Departmental
Real Estate Taxes	$93,393	$943	$2.58	3.11%	$90,000	$841	$2.30	2.80%
Insurance	$295,010	$2,980	$8.16	9.82%	$86,000	$804	$2.20	2.67%
Management Fees (5% of EGI)	$150,168	$1,517	$4.16	5.00%	$160,898	$1,504	$4.12	5.00%
Replacement Reserves ($/Unit)	$36,900	$373	$1.02	1.23%	$36,900	$345	$0.94	1.15%

TOTAL ALL EXPENSES	$2,507,617	$25,329	$69.40	83.49%	$2,494,798	$23,314	$63.87	77.53%
EXPENSE RATIO	83.5%				77.5%
NET OPERATING INCOME	$495,740	$5,007	$13.72	16.51%	$723,158	$6,758	$18.51	22.47%
OCCUPANCY	80.5%				87.0%

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 123 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Sunnyvale

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio	71	71	$125,040	$1,761	$168,625	$2,375
Studio Large	35	35	$78,470	$2,242	$86,625	$2,475

Total - Studio	106	106	$203,510	$1,920	$255,250	$2,408
One-Bedroom	17	14	$39,215	$2,801	$51,000	$3,000

Total - One-Bedroom	17	14	$39,215	$2,801	$51,000	$3,000
Assisted Totals	123	120	$242,725	$2,023	$306,250	$2,490
Totals	123	120	$242,725	$2,023	$306,250	$2,490

As seen, the current in-house average rates generally fall below the asking rates at the subject. Overall, the average rate is $2,023 per month, which is 23.1 percent below the average asking rate of $2,490 per month. Some of this difference is related to residents were previously given concessions. We feel a slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Sunnyvale
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio	AL	71	71	$1,800
Studio Large	AL	35	35	$2,200
One-Bedroom	AL	17	17	$2,900

Totals		123	123

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$652,747	$5,499	$15.07
2001	$645,858	$5,525	$15.14
2002	$587,118	$5,955	$16.31
2003 Annualized	$612,639	$6,188	$16.95
C&W Forecast	$590,400	$4,800	$15.12

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 77 residents (63 percent of existing total) were paying for personal care services. The average charge equated to $842.27 per

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 50 percent of the resident mix will pay an average of $800 per month for personal care services. This equates to Year 1 revenue of $590,400, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upper portion of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$27,333	$230
2001	$35,150	$301
2002	$46,250	$469
2003 Annualized	$150,750	$1,523
C&W Forecast	$49,200	$400

Based on the data, we have forecast Year 1 new resident fees at $49,200. The annualized 2003 data indicates a relatively high revenue, however, this is due to high number of new residents that moved into the facility after seeing atypical attrition in the mid to latter part of 2002. Our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $780 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$7,962	$67	$0.18
2001	$4,569	$39	$0.11
2002	$3,684	$37	$0.10
2003 Annualized	$423	$4	$0.01
C&W Forecast	$10,000	$81	$1.26

Based on the data, we have forecast Year 1 revenue from this source at $10,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. The property had been using concessions in the latter part of 2002 and first part of 2003 to release units that had seen atypical attrition. Concessions at the subject were discontinued several months ago. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 98 percent occupied. This is higher than current average occupancy levels for the market area overall. Rent comparable occupancies range from 76 to 94 percent with a general tendency around 90 to 95 percent. Occupancy at the subject was 97 percent in 2000, 95 percent in 2001, 80 percent in 2002 and year-to-date 2003 annualizes out to 81 percent. As noted, the subject’s occupancy has increased strongly over the last several months and the facility is presently nearly full.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 13.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Sunnyvale
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio	AL	71	71	$1,800	$1,533,600
Studio Large	AL	35	35	$2,200	$924,000
One-Bedroom	AL	17	17	$2,900	$591,600

Total		123	123		$3,049,200	$24,790
Additional Personal Care			50%	$800	$590,400	$4,800
Second Person			0%	$800	$—	$—
New Resident Fees			40%	$1,000	$49,200	$400
Other					$10,000	$81

TOTAL POTENTIAL GROSS INCOME					$3,698,800	$30,072
LESS: VACANCY @			13.0%		$(480,844)

EFFECTIVE GROSS INCOME					$3,217,956	$30,072

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties.

We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

										ASHA		ASHA
										Lower	ASHA	Upper
Facility		Confidential			Confidential			Confidential		Quartile	Median	Quartile

Reporting Period		2002			2002			2002		2002	2002	2002
Year Built		1999			2001			1990		N/A	N/A	N/A
No. of IL Units		0			42			176		N/A	N/A	N/A
No. of AL Units		89			72			11		N/A	N/A	N/A
No. of ALZ Units		13			0			0		N/A	N/A	N/A

Total Units		102			114			187		N/A	N/A	N/A
Occupancy		83%			85%			98%		N/A	N/A	N/A
Resident Days		30,901			35,493			66,890
	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	65%			71%			67%			76%	75%	81%
Reserves	—	—	—	—	—	—	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

*     All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$47,779	$403	$1.10	1.48%
2001	$44,846	$384	$1.05	1.33%
2002	$60,541	$614	$1.68	1.97%
2003 Annualized	$63,014	$637	$1.74	2.10%
C&W Forecast	$70,000	$654	$1.79	2.18%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $70,000 or $ 654 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$873,392	$7,358	$20.16	27.06%
2001	$893,695	$7,645	$20.95	26.55%
2002	$847,122	$8,592	$23.54	27.61%
2003 Annualized	$903,996	$9,131	$25.02	30.10%
C&W Forecast	$990,000	$9,251	$25.35	30.76%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall towards the lower portion of the comparable range and we believe a slightly higher cost would be reasonable. We have forecast Year 1 wages and salary costs at $990,000 or $9,251 per resident.

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$277,526	$2,338	$6.41	8.60%
2001	$342,745	$2,932	$8.03	10.18%
2002	$285,634	$2,897	$7.94	9.31%
2003 Annualized	$376,973	$3,808	$10.43	12.55%
C&W Forecast	$400,000	$3,738	$10.24	12.43%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall at the upper end of the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $400,000 or $3,738 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$5,079	$43	$0.12	0.16%
2001	$7,121	$61	$0.17	0.21%
2002	$6,314	$64	$0.18	0.21%
2003 Annualized	$10,670	$108	$0.30	0.36%
C&W Forecast	$26,000	$243	$0.67	0.81%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $26,000 or $ 243 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$228,482	$1,925	$5.27	7.08%
2001	$205,819	$1,761	$4.82	6.12%
2002	$177,875	$1,804	$4.94	5.80%
2003 Annualized	$196,194	$1,982	$5.43	6.53%
C&W Forecast	$220,000	$2,056	$5.63	6.84%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $220,000 or $2,056 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$16,337	$138	$0.38	0.51%
2001	$17,766	$152	$0.42	0.53%
2002	$17,291	$269	$0.74	0.86%
2003 Annualized	$16,470	$166	$0.46	0.55%
C&W Forecast	$20,000	$187	$0.51	0.62%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $20,000 or $ 187 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$33,781	$285	$0.78	1.05%
2001	$28,973	$248	$0.68	0.86%
2002	$26,507	$269	$0.74	0.86%
2003 Annualized	$26,847	$271	$0.74	0.89%
C&W Forecast	$30,000	$280	$0.77	0.93%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $30,000 or $ 280 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$140,975	$1,188	$3.25	4.37%
2001	$94,560	$809	$2.22	2.81%
2002	$91,080	$924	$2.53	2.97%
2003 Annualized	$103,991	$1,050	$2.88	3.46%
C&W Forecast	$125,000	$1,168	$3.20	3.88%

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 371 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $125,000 or $1,168 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$134,577	$1,134	$3.11	4.17%
2001	$161,290	$1,380	$3.78	4.79%
2002	$156,318	$1,585	$4.34	5.09%
2003 Annualized	$169,245	$1,710	$4.68	5.64%
C&W Forecast	$170,000	$1,589	$4.35	5.28%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 utility costs at $170,000 or $1,589 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$36,331	$306	$0.84	1.13%
2001	$21,468	$184	$0.50	0.64%
2002	$28,716	$291	$0.80	0.94%
2003 Annualized	$64,749	$654	$1.79	2.16%
C&W Forecast	$70,000	$654	$1.79	2.18%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $70,000 or $ 654 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$60,780	$512	$1.40	1.88%
2001	$88,273	$755	$2.07	2.62%
2002	$71,733	$728	$1.99	2.34%
2003 Annualized	$93,393	$943	$2.58	3.11%
C&W Forecast	$90,000	$841	$2.30	2.80%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $90,000 or $ 841 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$21,469	$181	$0.50	0.67%
2001	$39,449	$337	$0.92	1.17%
2002	$72,603	$736	$2.02	2.37%
2003 Annualized	$295,010	$2,980	$8.16	9.82%
C&W Forecast	$86,000	$804	$2.20	2.67%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. The 2003 annualized amount is very excessive and we were not able to ascertain what was actually included in the year-to-date figures. As such, we have not placed any reliance on this figure. We have forecast Year 1 insurance costs at $86,000 or $ 804 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $160,898 or $1,504 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $36,900 or $ 345 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $2,494,798 ($23,314 per resident) and 77.53 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 55.7 to 63.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however,

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $6,758, which is below the most recent full operating year (2002) of $10,513 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Sunnyvale
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$3,217,956	$30,072	$82.39
EXPENSES
General/Administrative			$70,000	$654	$1.79	2.18%
Payroll (Wages)			$990,000	$9,251	$25.35	30.76%
Payroll Taxes & Benefits			$400,000	$3,738	$10.24	12.43%
Resident Care			$26,000	$243	$0.67	0.81%
Food Services			$220,000	$2,056	$5.63	6.84%
Activities			$20,000	$187	$0.51	0.62%
Housekeeping/Laundry			$30,000	$280	$0.77	0.93%
Plant Operations			$125,000	$1,168	$3.20	3.88%
Utilities			$170,000	$1,589	$4.35	5.28%
Marketing/Promotions			$70,000	$654	$1.79	2.18%
Real Estate Taxes			$90,000	$841	$2.30	2.80%
Insurance			$86,000	$804	$2.20	2.67%

TOTAL OPERATING EXPENSES		71.4%	$2,297,000	$21,465	$58.81	71.38%
Management Fees	5.0%		$160,898	$1,504	$4.12	5.00%
Replacement Reserves	$300		$36,900	$345	$0.94	1.15%

TOTAL EXPENSES			$2,494,798	$23,314	$63.87	77.53%
NET OPERATING INCOME			$723,158	$6,758	$18.51	22.47%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	106	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$723,158

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit
Based on Low-Range of 11.25%	$6,428,073	$52,261
Based on Most Probable Range of 11.50%	$6,288,332	$51,125
Based on High-Range of 11.75%	$6,154,538	$50,037
Reconciled Value	$6,288,332	$51,125
Rounded to nearest $100,000	$6,300,000	$51,220
Value Conclusion:		$6,300,000

VALUATION SERVICES	107	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$7,400,000
Sales Comparison Approach:	$6,300,000
Income Capitalization Approach:	$6,300,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderate and is considered reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to potentially some degree of external obsolescence from the older age of the property and inability to achieve rents consistent with the newer properties in the marketplace. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 15, 2003 was:

SIX MILLION THREE HUNDRED THOUSAND DOLLARS

$6,300,000

VALUATION SERVICES	108	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $495,075, including a percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1976. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$495,075
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$99,015
Rounded	$100,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $100,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $7,400,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $6,300,000 (which includes the $100,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	109	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	110	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	111	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This Appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	112	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	113	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement
ADDENDUM B:	Legal Description
ADDENDUM C:	Demographics
ADDENDUM D:	Property Exhibits
ADDENDUM E:	Historical Operating Statements
ADDENDUM F:	Comparable Land Sale Data Sheets
ADDENDUM G:	Comparable Improved Sale Data Sheets
ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	114	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc. 3300 One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 404-853-5351 Tel 404-874-8046 Fax Norman_LaZotte@Cushwake.Com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:    12 Assisted Living Facilities
          In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

The PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc. Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estmate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Memeber Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

EXHIBIT “A”

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF THAT CERTAIN 6.878 ACRE PARCEL OF LAND CONVEYED TO MATE CANDRLICH BY DEED RECORDED ON SEPTEMBER 20, 1944 IN BOOK 1216 OF OFFICIAL RECORDS, PAGE 477 WITH THE NORTHERLY LINE OF REMINGTON DRIVE, AS ESTABLISHED BY DEED TO THE CITY OF SUNNYVALE, A MUNICIPAL CORPORATION, RECORDED OCTOBER 29, 1964 IN BOOK 6720 OF OFFICIAL RECORDS, PAGE 188; THENCE FROM SAID POINT OF BEGINNING ALONG WITH SAID LAST NAMED NORTHERLY LINE SOUTH 89°34’55” EAST, 385.43 FEET TO THE POINT OF INTERSECTION WITH THE EASTERLY LINE OF SAID 6.878 ACRE PARCEL CONVEYED TO MATE CANDRLICH, SAID EASTERLY LINE ALSO BEING THE CENTERLINE OF A 25 FOOT RIGHT-OF-WAY KNOWN AS CHARLES AVENUE; THENCE ALONG SAID LAST NAMED LINE NORTH 15°21’30” EAST, 239.06 FEET TO THE POINT OF INTERSECTION WITH THE SOUTHERLY LINE OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE SUNNYVALE SCHOOL DISTRICT OF SANTA CLARA COUNTY BY DEED RECORDED ON FEBRUARY 26, 1965 IN BOOK 6862 OF OFFICIAL RECORDS, PAGE 320; THENCE ALONG SAID LAST NAME LINE NORTH 89°34’55” WEST, 385.50 FEET TO THE POINT OF INTERSECTION WITH THE NORTHWESTERLY LINE OF SAID 6.878 ACRE PARCEL CONVEYED TO MATE CANDRLICH; THENCE ALONG SAID LAST NAMED LINE SOUTH 15°20’30” WEST, 239.04 FEET THE POINT OF BEGINNING.

Assessor’s Parcel No: 211-21-001 & 002

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	203,339		210,055		225,647
Age 45 - 54	24,999	12.29%	26,905	12.81%	30,582	13.55%
Age 55 - 59	8,868	4.36%	10,038	4.78%	12,441	5.51%
Age 60 - 64	7,422	3.65%	8,027	3.82%	10,441	4.63%
Age 65 - 69	6,013	2.96%	6,157	2.93%	7,147	3.17%
Age 70 - 74	5,545	2.73%	5,512	2.62%	5,554	2.46%
Age 75 - 79	4,831	2.38%	4,838	2.30%	4,921	2.18%
Age 80 - 84	2,807	1.38%	3,022	1.44%	3,250	1.44%
Age 85 and over	2,138	1.05%	2,360	1.12%	2,712	1.20%
Age 55 and over	37,625	18.50%	39,955	19.02%	46,466	20.59%
Age 65 and over	21,334	10.49%	21,890	10.42%	23,584	10.45%
Total Population, Male	104,213		107,515		115,239
Age 45 - 54	12,613	12.10%	13,565	12.62%	15,418	13.38%
Age 55 - 59	4,234	4.06%	4,790	4.45%	5,932	5.15%
Age 60 - 64	3,542	3.40%	3,823	3.56%	4,994	4.33%
Age 65 - 69	2,689	2.58%	2,735	2.54%	3,189	2.77%
Age 70 - 74	2,445	2.35%	2,429	2.26%	2,452	2.13%
Age 75 - 79	2,025	1.94%	2,025	1.88%	2,069	1.80%
Age 80 - 84	1,156	1.11%	1,235	1.15%	1,320	1.15%
Age 85 and over	623	0.60%	668	0.62%	774	0.67%
Age 55 and over	16,714	16.04%	17,706	16.47%	20,730	17.99%
Age 65 and over	8,938	8.58%	9,093	8.46%	9,803	8.51%
Total Population, Female	99,126		102,539		110,408
Age 45 - 54	12,386	12.50%	13,340	13.01%	15,165	13.74%
Age 55 - 59	4,634	4.67%	5,249	5.12%	6,508	5.89%
Age 60 - 64	3,881	3.91%	4,204	4.10%	5,447	4.93%
Age 65 - 69	3,324	3.35%	3,422	3.34%	3,958	3.59%
Age 70 - 74	3,101	3.13%	3,083	3.01%	3,102	2.81%
Age 75 - 79	2,805	2.83%	2,813	2.74%	2,852	2.58%
Age 80 - 84	1,651	1.67%	1,787	1.74%	1,930	1.75%
Age 85 and over	1,515	1.53%	1,692	1.65%	1,938	1.76%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	20,911	21.10%	22,249	21.70%	25,736	23.31%
Age 65 and over	12,396	12.51%	12,797	12.48%	12.48	12.48%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	110,147		108,313		104,144
Age 65 and over	16,349	14.84%	16,565	15.29%	16,706	16.04%
Black or African American Alone	3,967		3,907		3,891
Age 65 and over	167	4.22%	177	4.54%	198	5.08%
American Indian and Alaska Native Alone	852		899		1,047
Age 65 and over	46	5.41%	47	5.22%	46	4.39%
Asian Alone	67,815		74,991		90,892
Age 65 and over	3,986	5.88%	4,267	5.69%	5,626	6.19%
Native Hawaiian and Other Pacific Islander Alone	616		656		794
Age 65 and over	29	4.72%	31	4.73%	38	4.74%
Some Other Race Alone	11,632		12,614		14,844
Age 65 and over	386	3.32%	407	3.22%	499	3.36%
Two or More Races	8,311		8,675		10,035
Age 65 and over	370	4.45%	396	4.57%	472	4.70%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	26,183		27,421		30,551
Age 65 and over	1,667	6.37%	1,718	6.27%	1,905	6.23%
Not Hispanic or Latino	177,156		182,634		195,096
Age 65 and over	19,667	11.10%	20,172	11.04%	21,679	11.11%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	9,514		10,068		12,456
Income less than $15,000	654	6.87%	265	2.63%	195	1.56%
Income $15,000 - $24,999	685	7.20%	347	3.44%	268	2.15%
Income $25,000 - $34,999	1,045	10.98%	248	2.47%	342	2.75%
Income $35,000 - $49,999	1,700	17.86%	570	5.66%	402	3.23%
Income $50,000 - $74,999	2,391	25.13%	1,525	15.14%	1,152	9.25%
Income $75,000 - $99,999	1,692	17.78%	1,498	14.87%	1,576	12.65%
Income $100,000 - $149,999	1,145	12.04%	2,379	23.63%	2,642	21.21%
Income $150,000 - $249,999	226	2.38%	2,544	25.27%	3,356	26.95%
Income $250,000 - $499,999	60	0.64%	592	5.88%	2,091	16.79%
Income $500,000 and more	21	0.22%	100	1.00%	431	3.46%
Median Household Income	57,601		112,248		143,395

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	4,148		3,529		3,998
Income less than $15,000	767	18.48%	245	6.95%	157	3.92%
Income $15,000 - $24,999	653	15.75%	295	8.35%	237	5.93%
Income $25,000 - $34,999	674	16.24%	262	7.44%	281	7.04%
Income $35,000 - $49,999	730	17.59%	430	12.18%	344	8.60%
Income $50,000 - $74,999	677	16.32%	757	21.46%	648	16.22%
Income $75,000 - $99,999	299	7.20%	542	15.35%	677	16.94%
Income $100,000 - $149,999	133	3.20%	551	15.61%	727	18.18%
Income $150,000 - $249,999	32	0.77%	383	10.87%	616	15.40%
Income $250,000 - $499,999	5	0.13%	57	1.61%	276	6.91%
Income $500,000 and more	1	0.02%	6	0.18%	34	0.86%
Median Household Income	33,361		67,546		87,242
Householder Age 70 - 74	2,756		3,148		3,107
Income less than $15,000	614	22.29%	213	6.77%	116	3.72%
Income $15,000 - $24,999	519	18.84%	261	8.30%	187	6.02%
Income $25,000 - $34,999	485	17.59%	236	7.50%	215	6.91%
Income $35,000 - $49,999	521	18.90%	387	12.30%	272	8.74%
Income $50,000 - $74,999	478	17.36%	674	21.39%	501	16.14%
Income $75,000 - $99,999	229	8.32%	496	15.77%	521	16.78%
Income $100,000 - $149,999	92	3.33%	482	15.31%	579	18.63%
Income $150,000 - $249,999	20	0.74%	342	10.88%	473	15.23%
Income $250,000 - $499,999	4	0.15%	48	1.52%	216	6.96%
Income $500,000 and more	2	0.09%	8	0.24%	27	0.88%
Median Household Income	32,175		67,637		87,668
Householder Age 75 - 79	1,883		2,974		2,960
Income less than $15,000	715	37.96%	286	9.62%	138	4.65%
Income $15,000 - $24,999	362	19.22%	424	14.25%	304	10.26%
Income $25,000 - $34,999	280	14.85%	348	11.70%	361	12.20%
Income $35,000 - $49,999	248	13.17%	459	15.44%	361	12.21%
Income $50,000 - $74,999	123	6.55%	564	18.97%	530	17.90%
Income $75,000 - $99,999	64	3.39%	340	11.42%	432	14.61%
Income $100,000 - $149,999	38	2.03%	284	9.54%	383	12.95%
Income $150,000 - $249,999	12	0.64%	201	6.76%	279	9.44%
Income $250,000 - $499,999	4	0.19%	58	1.95%	139	4.69%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	1	0.05%	11	0.36%	32	1.09%
Median Household Income	20,704		49,022		64,906

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	1,125		1,846		1,935
Income less than $15,000	470	41.73%	197	10.69%	97	5.04%
Income $15,000 - $24,999	250	22.18%	278	15.08%	209	10.80%
Income $25,000 - $34,999	150	13.33%	232	12.57%	249	12.89%
Income $35,000 - $49,999	137	12.16%	288	15.62%	248	12.81%
Income $50,000 - $74,999	75	6.65%	333	18.05%	346	17.87%
Income $75,000 - $99,999	28	2.48%	202	10.95%	265	13.71%
Income $100,000 - $149,999	18	1.57%	159	8.64%	241	12.46%
Income $150,000 - $249,999	14	1.23%	100	5.43%	164	8.45%
Income $250,000 - $499,999	3	0.30%	42	2.25%	83	4.28%
Income $500,000 and more	0	0.01%	13	0.71%	33	1.70%
Median Household Income	19,000		46,159		61,814
Householder Age 85 and over	877		1,234		1,413
Income less than $15,000	373	42.53%	162	13.11%	95	6.73%
Income $15,000 - $24,999	173	19.75%	222	18.02%	185	13.13%
Income $25,000 - $34,999	126	14.36%	172	13.94%	211	14.97%
Income $35,000 - $49,999	73	8.33%	194	15.71%	197	13.97%
Income $50,000 - $74,999	59	6.70%	193	15.64%	236	16.73%
Income $75,000 - $99,999	12	1.40%	111	9.03%	171	12.12%
Income $100,000 - $149,999	12	1.40%	92	7.42%	145	10.29%
Income $150,000 - $249,999	3	0.33%	67	5.46%	104	7.38%
Income $250,000 - $499,999	1	0.07%	19	1.50%	56	3.93%
Income $500,000 and more	0	0.00%	2	0.17%	11	0.75%
Median Household Income	17,414		39,678		51,793

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR SUNNYVALE, CA 94087-1980	Latitude: Longitude:	37.359137 -122.028597

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	74,369		82,503		87,344
Income less than $15,000	6,667	8.96%	2,809	3.40%	1,850	2.12%
Income $15,000 - $24,999	7,109	9.56%	3,099	3.76%	2,331	2.67%
Income $25,000 - $34,999	9,394	12.63%	3,494	4.23%	3,078	3.52%
Income $35,000 - $49,999	14,922	20.06%	6,387	7.74%	4,300	4.92%
Income $50,000 - $74,999	17,891	24.06%	13,834	16.77%	10,092	11.55%
Income $75,000 - $99,999	10,294	13.84%	13,577	16.46%	12,147	13.91%
Income $100,000 - $149,999	6,685	8.99%	18,760	22.74%	19,388	22.20%
Income $150,000 - $249,999	1,398	1.88%	16,584	20.10%	20,599	23.58%
Income $250,000 - $499,999	349	0.47%	3,439	4.17%	11,492	13.16%
Income $500,000 and more	119	0.16%	522	0.63%	2,068	2.37%
Average Household Income	$57,703		$114,335		$144,982
Median Household Income	$49,318		$96,416		$125,469
Per Capita Income	$23,620		$44,694		$55,610

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	30,491		33,176		34,971
Value less than $25,000	62	0.20%	13	0.04%	9	0.03%
Value $25,000 - $49,999	244	0.80%	98	0.30%	41	0.12%
Value $50,000 - $74,999	109	0.36%	191	0.58%	133	0.38%
Value $75,000 - $99,999	111	0.36%	92	0.28%	149	0.43%
Value $100,000 - $149,999	461	1.51%	103	0.31%	127	0.36%
Value $150,000 - $199,999	1,303	4.27%	202	0.61%	93	0.27%
Value $200,000 - $299,999	8,919	29.25%	988	2.98%	461	1.32%
Value $300,000 - $399,999	9,199	30.17%	3,364	10.14%	1,402	4.01%
Value $400,000 - $499,999	5,861	19.22%	6,071	18.30%	2,698	7.71%
Value $500,000 Or More	4,222	13.85%	22,053	66.47%	29,858	85.38%
Median Specified Owner-Occupied Housing Unit Value	343,891		623,968		707,231

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	627		629		633
Correctional Institutions	20	3.19%	20	3.18%	20	3.16%
Nursing Homes	582	92.70%	583	92.72%	587	92.77%
Other Institutions	26	4.11%	26	4.10%	26	4.07%
Noninstitutionalized	567		567		570

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	38,603	39,619	41,829
Renter Occupied	41,722	42,884	45,516

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	17,546
In Family Households	12,280	69.98%
Householder	6,351	36.19%
Spouse	4,082	23.26%
Other relative	1,688	9.62%
Non-Relative	159	0.90%
In Group Quarters	714	4.07%
Institutionalized	709	4.04%
Other	5	0.03%
In Non-Family Households	4,552	25.94%
Male Householder	900	5.13%
Living Alone	818	4.66%
Not Living Alone	81	0.46%
Female Householder	3,501	19.95%
Living Alone	3,360	19.15%
Not Living Alone	141	0.80%
Non-Relative	151	0.86%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	31,154		6,631
Less than 20%	16,250	52.16%	5,150	77.66%
20 to 24%	3,312	10.63%	303	4.57%
25 to 29%	3,099	9.95%	254	3.84%
30 to 34%	2,490	7.99%	208	3.14%
35% or more	5,868	18.83%	664	10.01%
Not Computed	135	0.43%	52	0.78%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	37,940		2,726
Less than 20%	11,879	31.31%	218	8.00%
20 to 24%	6,975	18.39%	230	8.42%
25 to 29%	5,202	13.71%	290	10.63%
30 to 34%	3,564	9.39%	229	8.39%
35% or more	9,670	25.49%	1,661	60.94%
Not Computed	650	1.71%	99	3.62%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	36,416	48.94%	8,333	75.22%
Renter Occupied Units	37,987	51.06%	2,745	24.78%
Complete Plumbing Facilities	74,198	99.72%	11,054	99.79%
Lacking Plumbing Facilities	206	0.28%	20	0.18%
With Telephone	73,904	99.33%	11,055	99.80%
NoTelephone	501	0.67%	22	0.20%
One or more Vehicles	71,256	95.77%	9,416	85.00%
No Vehicles Available	3,148	4.23%	1,663	15.01%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR SUNNYVALE, CA 94087-1980	Latitude: Longitude:	37.359137 -122.028597

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	74,828		6,944		3,824
Married Couple Family	37,495	50.11%	3,836	55.25%	1,414	36.96%
Other Family	9,207	12.30%	761	10.96%	350	9.15%
Male Householder	2,652	3.54%	140	2.02%	64	1.66%
Female Householder	6,555	8.76%	621	8.94%	286	7.49%
Non-Family	28,125	37.59%	2,346	33.79%	2,061	53.89%
Householder Living Alone	20,074	26.83%	2,230	32.11%	1,952	51.06%
Householder not Living Alone	8,051	10.76%	117	1.68%	108	2.83%
Above Poverty	71,728	95.86%	6,605	95.12%	3,512	91.85%
Married Couple Family	36,826	49.21%	3,742	53.89%	1,383	36.16%
Other Family	8,409	11.24%	716	10.32%	342	8.94%
Male Householder	2,470	3.30%	139	2.00%	64	1.66%
Female Householder	5,939	7.94%	578	8.32%	278	7.28%
Non-Family	26,493	35.41%	2,146	30.91%	1,788	46.75%
Householder Living Alone	18,960	25.34%	2,040	29.38%	1,700	44.46%
Householder not Living Alone	7,533	10.07%	106	1.53%	87	2.29%
Below Poverty	3,099	4.14%	339	4.88%	312	8.15%
Married Couple Family	669	0.89%	95	1.36%	31	0.81%
Other Family	798	1.07%	44	0.64%	8	0.21%
Male Householder	183	0.24%	1	0.02%	0	0.00%
Female Householder	615	0.82%	43	0.62%	8	2.93%
Non-Family	1,632	2.18%	200	2.88%	273	7.14%
Householder Living Alone	1,114	1.49%	190	2.73%	252	6.60%
Householder not Living Alone	518	0.69%	10	0.15%	21	0.54%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

425 E REMINGTON DR SUNNYVALE, CA 94087-1980	Latitude: Longitude:	37.359137 -122.028597

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	148,566		16,836		5,634
With Mblty or Care Lmts	7,263	4.89%	2,736	16.25%	1,702	30.22%
Mobility Limits Only	2,049	1.38%	1,140	6.77%	731	12.98%
Self Care Limits Only	3,227	2.17%	541	3.21%	207	3.67%
Both Limits	1,986	1.34%	1,054	6.26%	764	13.56%
No Mblty or Care Limits	141,303	95.11%	14,100	83.75%	3,931	69.78%
With a Work Disability	11,414	7.68%	4,637	27.54%
In Labor Force	3,798	2.56%	279	1.66%
Employed	3,512	2.36%	251	1.49%
Unemployed	286	0.19%	28	0.17%
Not in Labor Force	7,616	5.13%	4,358	25.88%
Prevented from Working	6,310	4.25%	3,742	22.23%
Not Prevented from Wrk	1,306	0.88%	616	3.66%
No Work Disability	137,152	92.32%	12,201	72.47%
In Labor Force	108,753	73.20%	2,502	14.86%
Employed	104,894	70.60%	2,431	14.44%
Unemployed	3,859	2.60%	71	0.42%
Not in Labor Force	28,399	19.12%	9,699	57.61%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	431,603		445,883		479,008
Age 45 - 54	55,836	12.94%	59,998	13.46%	68,285	14.26%
Age 55 - 59	19,419	4.50%	21,928	4.92%	27,206	5.68%
Age 60 - 64	15,630	3.62%	16,886	3.79%	21,914	4.57%
Age 65 - 69	13,151	3.05%	13,460	3.02%	15,599	3.26%
Age 70 - 74	12,259	2.84%	12,178	2.73%	12,252	2.56%
Age 75 - 79	10,920	2.53%	10,940	2.45%	11,104	2.32%
Age 80 - 84	6,656	1.54%	7,144	1.60%	7,667	1.60%
Age 85 and over	5,241	1.21%	5,879	1.32%	6,733	1.41%
Age 55 and over	83,276	19.29%	88,415	19.83%	102,474	21.39%
Age 65 and over	48,227	11.17%	49,602	11.12%	53,354	11.14%
Total Population, Male	219,489		226,443		242,819
Age 45 -54	28,026	12.77%	30,119	13.30%	34,264	14.11%
Age 55 - 59	9,354	4.26%	10,555	4.66%	13,112	5.40%
Age 60 - 64	7,375	3.36%	7,940	3.51%	10,348	4.26%
Age 65 - 69	5,984	2.73%	6,096	2.69%	7,086	2.92%
Age 70 - 74	5,292	2.41%	5,257	2.32%	5,287	2.18%
Age 75 - 79	4,553	2.07%	4,540	2.00%	4,619	1.90%
Age 80 - 84	2,700	1.23%	2,881	1.27%	3,083	1.27%
Age 85 and over	1,564	0.71%	1,681	0.74%	1,935	0.80%
Age 55 and over	36,822	16.78%	38,950	17.20%	45,470	18.73%
Age 65 and over	20,094	9.15%	20,455	9.03%	22,010	9.06%
Total Population, Female	212,114		219,440		236,188
Age 45 - 54	27,811	13.11%	29,879	13.62%	34,021	14.40%
Age 55 - 59	10,065	4.75%	11,373	5.18%	14,094	5.97%
Age 60 - 64	8,255	3.89%	8,946	4.08%	11,566	4.90%
Age 65 - 69	7,167	3.38%	7,365	3.36%	8,512	3.60%
Age 70 - 74	6,967	3.28%	6,921	3.15%	6,965	2.95%
Age 75 - 79	6,367	3.00%	6,400	2.92%	6,486	2.75%
Age 80 - 84	3,956	1.86%	4,263	1.94%	4,584	1.94%
Age 85 and over	3,677	1.73%	4,198	1.91%	4,798	2.03%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	46,454	21.90%	49,466	22.54%	57,004	24.14%
Age 65 and over	28,134	13.26%	29,147	13.28%	13.28	13.27%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR SUNNYVALE, CA 94087-1980	Latitude: Longitude:	37.359137 -122.028597

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	244,102		241,396		234,876
Age 65 and over	37,586	15.40%	38,144	15.80%	38,594	16.43%
Black or African American Alone	8,721		8,694		8,862
Age 65 and over	349	4.01%	382	4.40%	420	4.74%
American Indian and Alaska Native Alone	1,744		1,843		2,143
Age 65 and over	107	6.12%	111	6.01%	121	5.64%
Asian Alone	132,926		146,907		178,054
Age 65 and over	8,376	6.30%	9,032	6.15%	11,858	6.66%
Native Hawaiian and Other Pacific Islander Alone	1,292		1,376		1,655
Age 65 and over	65	5.04%	69	5.02%	83	5.02%
Some Other Race Alone	24,598		26,652		31,331
Age 65 and over	779	3.17%	844	3.17%	1,045	3.34%
Two or More Races	18,219		19,014		22,088
Age 65 and over	965	5.30%	1,020	5.37%	1,234	5.59%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	56,564		59,295		66,109
Age 65 and over	3,550	6.28%	3,611	6.09%	3,984	6.03%
Not Hispanic or Latino	375,038		386,588		412,899
Age 65 and over	44,677	11.91%	45,991	11.90%	49,371	11.96%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	20,500		21,724		26,859
Income less than $15,000	1,495	7.29%	615	2.83%	460	1.71%
Income $15,000 - $24,999	1,680	8.20%	709	3.26%	568	2.11%
Income $25,000 - $34,999	2,393	11.67%	699	3.22%	761	2.83%
Income $35,000 - $49,999	3,532	17.23%	1,349	6.21%	1,054	3.92%
Income $50,000 - $74,999	5,059	24.68%	3,209	14.77%	2,594	9.66%
Income $75,000 - $99,999	3,527	17.20%	3,022	13.91%	3,205	11.93%
Income $100,000 - $149,999	2,336	11.40%	4,966	22.86%	5,338	19.87%
Income $150,000 - $249,999	519	2.53%	5,399	24.85%	7,069	26.32%
Income $250,000 - $499,999	146	0.71%	1,482	6.82%	4,674	17.40%
Income $500,000 and more	42	0.20%	275	1.26%	1,138	4.24%
Median Household Income	56,245		112,686		144,862

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	9,258		7,637		8,623
Income less than $15,000	1,768	19.10%	533	6.97%	341	3.95%
Income $15,000 - $24,999	1,503	16.24%	624	8.17%	517	6.00%
Income $25,000 - $34,999	1,491	16.11%	594	7.77%	602	6.98%
Income $35,000 - $49,999	1,523	16.45%	928	12.15%	746	8.65%
Income $50,000 - $74,999	1,494	16.14%	1,581	20.70%	1,423	16.50%
Income $75,000 - $99,999	602	6.51%	1,108	14.51%	1,367	15.85%
Income $100,000 - $149,999	292	3.15%	1,238	16.21%	1,516	17.58%
Income $150,000 - $249,999	85	0.92%	813	10.64%	1,342	15.57%
Income $250,000 - $499,999	21	0.22%	186	2.44%	637	7.39%
Income $500,000 and more	3	0.03%	32	0.42%	132	1.53%
Median Household Income	32,497		68,027		87,500
Householder Age 70 - 74	6,410		6,911		6,805
Income less than $15,000	1,438	22.43%	475	6.87%	263	3.86%
Income $15,000 - $24,999	1,209	18.86%	578	8.36%	427	6.27%
Income $25,000 - $34,999	1,129	17.61%	558	8.08%	485	7.13%
Income $35,000 - $49,999	1,127	17.59%	862	12.47%	614	9.03%
Income $50,000 - $74,999	1,072	16.73%	1,406	20.34%	1,125	16.53%
Income $75,000 - $99,999	455	7.10%	1,014	14.68%	1,059	15.56%
Income $100,000 - $149,999	218	3.40%	1,119	16.20%	1,207	17.74%
Income $150,000 - $249,999	51	0.79%	725	10.49%	1,051	15.44%
Income $250,000 - $499,999	19	0.29%	148	2.15%	485	7.13%
Income $500,000 and more	4	0.06%	26	0.37%	90	1.32%
Median Household Income	31,311		67,479		86,568
Householder Age 75 - 79	4,475		6,667		6,607
Income less than $15,000	1,815	40.57%	717	10.75%	374	5.66%
Income $15,000 - $24,999	860	19.21%	994	14.91%	694	10.51%
Income $25,000 - $34,999	645	14.41%	837	12.56%	844	12.77%
Income $35,000 - $49,999	544	12.15%	946	14.20%	835	12.63%
Income $50,000 - $74,999	343	7.65%	1,223	18.35%	1,115	16.88%
Income $75,000 - $99,999	134	3.01%	747	11.21%	914	13.84%
Income $100,000 - $149,999	74	1.65%	644	9.66%	847	12.82%
Income $150,000 - $249,999	23	0.52%	416	6.24%	609	9.22%
Income $250,000 - $499,999	13	0.29%	112	1.69%	300	4.53%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	6	0.12%	30	0.45%	75	1.13%
Median Household Income	19,773		47,450		62,489

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,717		4,298		4,500
Income less than $15,000	1,201	44.22%	494	11.48%	258	5.73%
Income $15,000 - $24,999	568	20.89%	688	16.00%	507	11.26%
Income $25,000 - $34,999	386	14.21%	541	12.59%	598	13.29%
Income $35,000 - $49,999	321	11.83%	609	14.17%	567	12.59%
Income $50,000 - $74,999	192	7.08%	761	17.71%	747	16.60%
Income $75,000 - $99,999	74	2.71%	468	10.89%	612	13.61%
Income $100,000 - $149,999	38	1.38%	378	8.80%	563	12.50%
Income $150,000 - $249,999	22	0.80%	244	5.67%	381	8.47%
Income $250,000 - $499,999	9	0.32%	86	1.99%	199	4.42%
Income $500,000 and more	4	0.16%	30	0.69%	69	1.53%
Median Household Income	18,600		45,488		60,762
Householder Age 85 and over	2,073		2,995		3,400
Income less than $15,000	889	42.91%	403	13.45%	238	7.00%
Income $15,000 - $24,999	406	19.60%	548	18.32%	463	13.63%
Income $25,000 - $34,999	275	13.28%	420	14.02%	516	15.17%
Income $35,000 - $49,999	193	9.31%	433	14.46%	469	13.80%
Income $50,000 - $74,999	148	7.12%	446	14.88%	523	15.38%
Income $75,000 - $99,999	47	2.28%	289	9.65%	390	11.48%
Income $100,000 - $149,999	36	1.76%	232	7.74%	365	10.73%
Income $150,000 - $249,999	6	0.31%	162	5.40%	253	7.44%
Income $250,000 - $499,999	4	0.17%	45	1.50%	137	4.03%
Income $500,000 and more	4	0.19%	18	0.59%	45	1.33%
Median Household Income	17,789		39,348		50,645

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	159,161		172,906		183,066
Income less than $15,000	15,477	9.72%	6,213	3.59%	3,992	2.18%
Income $15,000 - $24,999	15,908	9.99%	7,128	4.12%	5,348	2.92%
Income $25,000 - $34,999	20,352	12.79%	7,936	4.59%	6,898	3.77%
Income $35,000 - $49,999	30,281	19.03%	13,816	7.99%	9,689	5.29%
Income $50,000 - $74,999	37,165	23.35%	28,907	16.72%	21,684	11.84%
Income $75,000 - $99,999	21,423	13.46%	27,165	15.71%	24,591	13.43%
Income $100,000 -$149,999	14,245	8.95%	37,847	21.89%	38,541	21.05%
Income $150,000 - $249,999	3,405	2.14%	33,780	19.54%	41,911	22.89%
Income $250,000 - $499,999	957	0.60%	8,569	4.96%	24,760	13.53%
Income $500,000 and more	292	0.18%	1,544	0.89%	5,652	3.09%
Average Household Income	$58,008		$117,229		$150,057
Median Household Income	$48,878		$95,664		$125,080
Per Capita Income	$23,406		$45,401		$57,077

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	68,115		73,860		77,932
Value less than $25,000	133	0.20%	34	0.05%	28	0.04%
Value $25,000 - $49,999	522	0.77%	197	0.27%	84	0.11%
Value $50,000 - $74,999	275	0.40%	400	0.54%	266	0.34%
Value $75,000 - $99,999	229	0.34%	219	0.30%	295	0.38%
Value $100,000 - $149,999	1,190	1.75%	265	0.36%	313	0.40%
Value $150,000 - $199,999	3,146	4.62%	453	0.61%	246	0.32%
Value $200,000 - $299,999	20,505	30.10%	2,284	3.09%	1,046	1.34%
Value $300,000 - $399,999	19,282	28.31%	7,822	10.59%	3,032	3.89%
Value $400,000 - $499,999	10,607	15.57%	13,962	18.90%	6,403	8.22%
Value $500,000 Or More	12,226	17.95%	48,223	65.29%	66,221	84.97%
Median Specified Owner-Occupied Housing Unit Value	341,795		617,107		705,807

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137
SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	2,045		2,050		2,061
Correctional Institutions	20	0.98%	20	0.98%	20	0.97%
Nursing Homes	1,967	96.23%	1,973	96.24%	1,983	96.26%
Other Institutions	57	2.80%	57	2.79%	57	2.77%
Noninstitutionalized	2,521		2,525		2,534

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	86,320	88,630	93,631
Renter Occupied	81,987	84,276	89,435

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	40,340
In Family Households	27,284	67.63%
Householder	14,006	34.72%
Spouse	9,381	23.26%
Other relative	3,636	9.01%
Non-Relative	260	0.65%
In Group Quarters	1,948	4.83%
Institutionalized	1,897	4.70%
Other	51	0.13%
In Non-Family Households	11,108	27.54%
Male Householder	2,130	5.28%
Living Alone	1,914	4.75%
Not Living Alone	216	0.54%
Female Householder	8,629	21.39%
Living Alone	8,251	20.45%
Not Living Alone	378	0.94%
Non-Relative	349	0.87%

Prepared on: October 20, 2003 09:11 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137

SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	69,490		15,210
Less than 20%	35,682	51.35%	11,506	75.65%
20 to 24%	7,838	11.28%	938	6.17%
25 to 29%	7,068	10.17%	702	4.62%
30 to 34%	5,305	7.63%	419	2.76%
35% or more	13,251	19.07%	1,510	9.93%
Not Computed	345	0.50%	134	0.88%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	77,091		6,543
Less than 20%	22,766	29.53%	624	9.54%
20 to 24%	13,413	17.40%	570	8.72%
25 to 29%	10,807	14.02%	754	11.52%
30 to 34%	7,291	9.46%	569	8.69%
35% or more	20,749	26.92%	3,729	56.99%
Not Computed	2,065	2.68%	296	4.53%

			65 Yrs
990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	81,951	51.48%	19,197	74.53%
Renter Occupied Units	77,227	48.52%	6,559	25.47%
Complete Plumbing Facilities	158,805	99.77%	25,733	99.91%
Lacking Plumbing Facilities	373	0.23%	29	0.11%
With Telephone	158,120	99.34%	25,720	99.86%
No Telephone	1,058	0.66%	47	0.18%
One or more Vehicles	151,996	95.49%	21,753	84.46%
No Vehicles Available	7,182	4.51%	4,014	15.59%

Prepared on: October 20, 2003 09:11 AM Page 22 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137

SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	159,505		15,520		9,274
Married Couple Family	80,661	50.57%	8,485	54.67%	3,181	34.30%
Other Family	19,689	12.34%	1,507	9.71%	843	9.09%
Male Householder	5,664	3.55%	254	1.64%	112	1.21%
Female Householder	14,025	8.79%	1,253	8.08%	731	7.88%
Non-Family	59,155	37.09%	5,527	35.61%	5,250	56.61%
Householder Living Alone	42,244	26.48%	5,181	33.38%	5,000	53.91%
Householder not Living Alone	16,911	10.60%	346	2.23%	250	2.70%
Above Poverty	152,664	95.71%	14,771	95.18%	8,479	91.42%
Married Couple Family	79,220	49.67%	8,330	53.67%	3,115	33.59%
Other Family	17,875	11.21%	1,425	9.18%	807	8.70%
Male Householder	5,317	3.33%	248	1.60%	112	1.21%
Female Householder	12,557	7.87%	1,177	7.59%	695	7.49%
Non-Family	55,570	34.84%	5,016	32.32%	4,557	49.14%
Householder Living Alone	39,671	24.87%	4,690	30.22%	4,354	46.95%
Householder not Living Alone	15,899	9.97%	326	2.10%	203	2.19%
Below Poverty	6,841	4.29%	749	4.82%	795	8.58%
Married Couple Family	1,441	0.90%	156	1.00%	66	0.71%
Other Family	1,815	1.14%	82	0.53%	36	0.39%
Male Householder	347	0.22%	6	0.04%	0	0.00%
Female Householder	1,468	0.92%	76	0.49%	36	5.21%
Non-Family	3,585	2.25%	511	3.29%	693	7.48%
Householder Living Alone	2,573	1.61%	491	3.16%	646	6.97%
Householder not Living Alone	1,012	0.63%	20	0.13%	47	0.51%

Prepared on: October 20, 2003 09:11 AM Page 23 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

Senior Life Report
Area(s): Radius 5.0

425 E REMINGTON DR	Latitude:	37.359137

SUNNYVALE, CA 94087-1980	Longitude:	-122.028597

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	320,065		38,467		13,292
With Mblty or Care Lmts	15,791	4.93%	6,397	16.63%	3,906	29.39%
Mobility Limits Only	4,717	1.47%	2,700	7.02%	1,791	13.47%
Self Care Limits Only	6,945	2.17%	1,430	3.72%	548	4.12%
Both Limits	4,130	1.29%	2,268	5.89%	1,568	11.80%
No Mblty or Care Limits	304,274	95.07%	32,070	83.37%	9,385	70.61%
With a Work Disability	25,051	7.83%	10,666	27.73%
In Labor Force	8,056	2.52%	601	1.56%
Employed	7,504	2.34%	555	1.44%
Unemployed	552	0.17%	46	0.12%
Not in Labor Force	16,995	5.31%	10,065	26.17%
Prevented from Working	14,097	4.40%	8,617	22.40%
Not Prevented from Wrk	2,898	0.91%	1,448	3.76%
No Work Disability	295,014	92.17%	27,799	72.27%
In Labor Force	232,014	72.49%	5,786	15.04%
Employed	223,585	69.86%	5,586	14.52%
Unemployed	8,428	2.63%	200	0.52%
Not in Labor Force	63,001	19.68%	22,013	57.22%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:11 AM Page 24 of 24 © 2002 Claritas. All rights reserved. (800) 866-6511

ADDENDA

ADDENDUM D: Property Exhibits

OFFICE OF COUNTY ASSESSOR —— SANTA CLARA COUNTY, CALIFORNIA

BOOK	PAGE
211	21

1" = 100'
19
20
22
49
BK 201
1.25 AC NET
1.21 AC NET
TR. Nº 6221
RIMINGTON PLACE
AZURE ST.
AZURE STREET
PTN. PCL. 1
(1.527 AC. NET TOTAL)
PTN. PCL. 1
P. M. 330-M-47
SARATOGA-SUNNYVALE ROAD
R.O.S. 470 / 35 & 36
E. REMINGTON DRIVE
GRECO (CHARLES) AVE
25' PVT R/W
SEC 36 TWP. 6 S RG 2 W
SEC 1 TWP 7 S RG 2 W

AUG 0 5 2002

LAWRENCE E. STONE – ASSESSOR
Cadastral map for assessment purposes only
Compiled under R. & T. Code, Sec. 327
Effective Roll Year 2002–2003

1ST FLOOR

Stairs
124
123
Lounge
126 128 130 132
Stairs
133 134 135
137 139 141 142
143 144
Stairs
145
146
Lounge
122
121
117
115
113
111
110
Stairs
120
118
116
114
112
127 129 131
175
174
172
Office
Office
Recep.
Elev.
Emp.
Laund.
173
171
169
168
Elev.
136 138 140
147
151
153
148
150
152
154
156
157
158
Stairs
Courtyard
105 103 101
Elev.
Courtyard
166 164 162
Lounge
109 108
107 104 102
Entry
Stairs
Living Room
Office
167 165 163 161
Lounge
159

2ND FLOOR

Stairs
224
223
222
Lounge
226 228 230 232
Lock
234 236 238 239
240 241
Stairs
242
243
Lounge
Balcony
221
217
215
213
211
210
Stairs
220
218
216
214
212
227 229 231
Bath
Kitchen
Elev.
Guest Dining
233 235 237
244
245
249
247
251
253
254
255
Stairs
Balcony
Courtyard Below
Deck
Dining Room
Courtyard Below
246
248
252
205 203 201
Elev.
263 261 259
Wellness Room
Lounge
209 208
207 206 204 202
Stairs
Activities Room
Beauty Shop
264 262 260 258
Balcony
256

Rl of Sunnyvale

ADDENDA

ADDENDUM E: Historical Operating Statements

Pll - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	179,817	189,808	192,936	152,699	251,387	203,998	210,261	216,654	1,597,560
40010 Revenue-Rent Refunds/Proration	—	—	—	—	(2,521)	(2,742)	—	(730)	(5,993)

Total Rental Revenue	179,817	189,808	192,936	152,699	248,866	201,256	210,261	215,924	1,591,567

40110 Revenue-AL Level 1	6,821	7,887	7,256	5,769	9,381	7,424	8,265	9,347	62,151
40115 Revenue-AL Level 2	4,875	4,996	6,550	5,063	7,291	5,482	5,505	5,282	45,044
40120 Revenue-AL Level 3	8,850	7,560	6,800	4,318	9,590	6,865	8,900	8,900	61,783
40125 Revenue-AL Level 4	3,025	4,221	6,500	4,613	6,104	3,285	3,891	4,100	35,739
40130 Revenue-AL Level 5	3,600	8,343	12,153	9,008	12,467	11,350	10,276	13,828	81,024
40135 Revenue-AL Level 6	2,734	8,146	6,825	6,325	7,550	7,050	5,625	4,225	48,480
40140 Revenue-AL Level 7	7,500	6,050	7,160	6,317	13,338	10,060	12,365	11,415	74,205
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	37,405	47,203	53,243	41,415	65,720	51,516	54,826	57,097	408,426

40515 Revenue-Other	50	261	244	(881)	182	75	100	251	282
40525 Revenue-Processing/App Fees	3,500	8,500	7,500	11,500	19,000	16,000	8,500	26,000	100,500

Total Other Revenue	3,550	8,761	7,744	10,619	19,182	16,075	8,600	26,251	100,782

40575 Rev-Process Fee Concessions	—	—	(1,750)	(4,025)	(13,225)	(11,000)	(3,500)	(8,500)	(42,000)
40015 Rev-Rent Concessions	—	(3,984)	(5,439)	(5,224)	(12,238)	(10,617)	(3,074)	(1,537)	(42,113)
40215 Rev-A/L Concessions	—	(2,606)	(2,606)	(1,993)	(2,019)	(1,400)	(2,600)	(1,200)	(14,424)

Total Concessions	—	(6,590)	(9,795)	(11,242)	(27,482)	(23,017)	(9,174)	(11,237)	(98,537)

Total Revenue	220,772	239,181	244,129	193,490	306,286	245,830	264,513	288,035	2,002,238

50005 Payroll Expense-Regular	73,595	65,125	67,004	54,817	89,750	69,966	78,594	80,214	579,064
50405 Payroll Expense-Overtime	3,738	4,825	4,442	3,701	1,361	783	1,192	950	20,993
50705 Payroll Expense-Doubletime	38	—	36	13	4	—	—	—	91
51005 Bonuses	2,904	3,713	4,532	4,341	4,403	669	769	1,738	23,067
51505 Vacation, Sick, Holiday	4,265	6,969	5,543	5,487	9,201	6,164	6,491	5,634	49,755
51805 Employee Recognition	100	37	100	100	190	140	—	290	957
52005 Payroll Taxes	9,185	8,742	7,284	6,000	8,334	6,633	6,727	7,263	60,167
52505 401K/401A	197	285	93	153	(139)	138	133	229	1,089
52805 Group Insurance	4,965	4,318	5,121	4,602	3,819	4,887	6,562	7,552	41,826
53005 Worker’s Comp Insurance	3,076	3,076	3,112	42,611	3,303	5,928	8,006	5,341	74,454

Total Payroll Expenses	102,063	97,089	97,266	121,826	120,225	95,309	108,473	109,212	851,463

53305 Outside Service - Medical	—	3,171	801	—	—	(3,972)	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	278	658	280	(4)	393	364	239	307	2,516
55005 Outside Service Other	—	—	—	—	—	—	—	—	—

Total Purchase Services	278	3,829	1,081	(4)	393	(3,608)	239	307	2,516

Total Payroll Related	102,341	100,918	98,348	121,823	120,618	91,701	108,712	109,519	853,980

Total Payroll Related % Total Revenue	46%	42%	40%	63%	39%	37%	41%	38%	43%
56505 Food	12,592	13,937	18,100	13,139	13,090	12,151	18,551	11,542	113,102
57005 Housekeeping	967	1,355	1,891	1,197	1,543	1,279	1,326	2,153	11,711
57505 Kitchen Supplies	1,766	2,287	4,509	1,573	845	1,365	1,563	3,057	16,966
58005 Assisted Living Supplies	441	199	981	200	392	4,243	275	382	7,113
58505 Alzheimer Supplies	—	—	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	669	179	1,247	1,687	828	359	728	490	6,187
59010 Laun/Lin/Unif Kitchen	—	309	1,140	(1,140)	—	—	—	420	728
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Lving	621	972	1,913	1,521	716	658	533	845	7,780
59510 Banquet Expense	400	400	400	307	493	400	400	400	3,200
59555 NMS-Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	17,455	19,638	30,181	18,485	17,908	20,455	23,376	19,289	166,787

60005 Office Supplies	300	813	2,044	1,366	517	937	756	348	7,080

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	(86)	—	228	58	143	—	786	1,129
61020 Repairs - Plumbing	—	546	697	498	1,239	29	—	136	3,145
61025 Repairs - Fire Systems	360	383	964	525	64	—	—	172	2,468
61030 Repairs - HVAC	(133)	966	92	—	714	—	519	561	2,718
61035 Repairs - Gen. Supplies	73	637	187	533	806	504	—	405	3,144
61040 Repairs - Equipment	495	535	862	601	—	263	337	372	3,466
61045 Repairs - Other Interior	330	418	38	153	—	49	—	35	1,023
61055 Repairs - Other Exterior	—	40	142	30	—	—	—	—	211
61100 Loss on Early Retierment Asset	—	—	220	77	450	—	1,157	841	2,744

Total Repair & Maintenance	1,125	3,438	3,203	2,643	3,331	987	2,013	3,307	20,048

61505 Contracts - Elevator	361	361	1,891	591	445	361	361	361	4,730
61510 Contracts -Floor Maint	—	—	—	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	500	476	150	165	587	—	—	630	2,508
61520 Contracts-HVAC	133	(133)	—	—	—	574	82	321	977
61525 Contracts - Pest Control	243	243	257	474	265	247	256	256	2,240
61535 Contracts - Other	55	44	44	341	297	106	106	106	1,097

Total Service Contracts	1,291	990	2,342	1,572	1,594	1,287	804	1,673	11,552

62005 Land Maintenance	900	2,200	1,300	2,453	2,046	1,300	900	900	11,999

Total Land Maintenance	900	2,200	1,300	2,453	2,046	1,300	900	900	11,999

62505 Rental/Lease - Cable	1,623	1,623	1,704	1,306	2,101	1,703	1,703	1,703	13,465
62510 Rental/Lease - Security	245	—	245	—	—	—	245	—	735
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	452	461	462	267	618	1,639	123	1,511	5,532
62540 Rental/Lease - Auto	2,380	(226)	1,177	826	1,328	1,077	1,042	(2,663)	4,941
62555 Rental/Lease - Other	190	615	—	—	—	—	95	155	1,054

Total Rental and Leases	4,890	2,473	3,588	2,399	4,048	4,418	3,208	704	25,728

63010 Utilities - Electricity	4,828	6,672	7,682	5,063	9,262	9,624	10,409	10,992	64,533

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

63015 Utilities - Water	2,372	2,194	1,571	1,411	3,525	2,426	4,001	3,231	20,732
63020 Utilities - Gas	2,813	1,053	1,958	1,427	613	931	719	773	10,287
63025 Utilities - Telephone	676	611	708	752	1,075	1,003	1,247	1,175	7,247
63030 Utilities - Trash	1,015	1,015	1,015	1,794	1,286	1,032	1,572	1,302	10,032

Total Utilities	11,704	11,545	12,935	10,446	15,762	15,017	17,947	17,474	112,830

63505 Marketing and Advertising	291	906	353	849	480	753	978	173	4,782
63510 Printed Materials	36	655	3,433	156	22	317	188	—	4,806
63515 Special Events	21	1,873	—	569	2,068	901	905	751	7,088
63520 Yellow Pages	813	813	813	498	941	863	863	863	6,468
63525 Newspaper and Magazine	78	78	78	78	178	78	—	78	643
63530 Advertising	—	—	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	1,828	5,652	2,650	1,475	1,840	1,946	3,988	19,379

Total Marketing and Advertising	1,239	6,153	10,328	4,799	5,165	4,751	4,879	5,852	43,166

60510 Delivery	—	—	—	—	—	—	12	—	12
64505 Computers/Peripherals/Software	—	—	—	—	—	172	—	—	172
65005 Gas	142	—	380	1,054	65	150	82	210	2,083
65010 Auto Service And Repair	—	665	—	43	—	41	145	50	945
65015 Other Automobile	—	—	58	388	—	—	—	—	446
65505 Travel & Lodging	309	551	244	79	911	955	826	—	3,875
66005 Mileage	66	—	154	325	—	—	99	—	644
66505 Meals & Entertainment	—	841	—	—	94	224	—	—	1,160
67005 License and Fingerprints	215	790	887	782	642	1,253	1,196	1,037	6,802
68005 Dues and Subscriptions	372	79	155	19	82	79	79	83	948
68505 Seminars and Training	584	—	—	1,080	45	—	180	239	2,128
69005 Employee Recruiting	—	—	—	—	326	—	—	—	326
69505 Other	206	35	268	83	104	11	—	14	721
69605 Discounts Lost	—	—	23	26	—	—	6	78	133
69610 Discounts Taken	—	—	(132)	(147)	(105)	(87)	(101)	(130)	(702)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	1,893	2,962	2,036	3,732	2,165	2,799	2,525	1,581	19,692

Total Operating Expense	143,138	151,129	166,303	169,718	173,154	143,652	165,121	160,647	1,272,862

Gross Margin	77,634	88,052	77,826	23,773	133,132	102,178	99,392	127,388	729,376

Gross Margin Percent	35%	37%	32%	12%	43%	42%	38%	44%	36%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(31)	(31)	(31)	(31)	(31)	—	—	1,000	845
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	7,268	7,268	7,268	5,792	8,744	7,268	9,327	9,327	62,262
72405 Insurance-Liability & Hazard	7,613	22,978	58,972	80,961	7,011	10,900	2,256	5,982	196,673

Total Other Fees	14,850	30,215	66,209	86,721	15,725	18,168	11,583	16,309	259,780

72505 Accounting	796	796	796	1,413	366	2,013	983	1,051	8,213
73005 Legal	511	443	521	1,043	433	507	664	403	4,524
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	117	251	130	73	73	644
74015 Professional Fees - Other	—	—	—	—	500	—	128	295	922
75005 Property Management Fees	11,039	11,959	12,206	9,675	15,335	12,271	13,226	14,402	100,112
75105 Partnership Admin Fees	3,142	(3,142)	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	30	70	22	—	—	—	—	122
75515 Licenses & Fees Legal	—	286	—	—	—	—	—	—	286
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—	—	—

Total Professional Fees	15,487	10,371	13,593	13,070	16,974	14,920	15,073	16,223	115,712

EBITDAR	47,297	47,466	(1,977)	(76,018)	100,434	69,090	72,735	94,856	353,884

EBITDAR Percent	21%	20%	-1%	-39%	33%	28%	27%	33%	18%
77005 Operating Lease	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—

80005 Interest Income	(280)	(179)	(158)	(173)	(239)	(240)	(219)	(223)	(1,712)
80505 Other Non-Operating Income	—	(60)	45	—	—	—	—	—	(15)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(280)	(239)	(113)	(173)	(239)	(240)	(219)	(223)	(1,727)

83005 Interest Expense	58,649	58,619	58,649	44,695	72,183	57,942	58,406	58,375	467,519
83025 Int Exp MIP	3,658	3,658	3,613	2,787	4,484	3,636	3,636	3,636	29,108

Total Interest Expense	62,307	62,278	62,262	47,482	76,667	61,578	62,042	62,010	496,627

EBTDA	(14,731)	(14,573)	(64,126)	(123,327)	24,006	7,753	10,913	33,069	(141,016)

EBTDA Percent	-7%	-6%	-26%	-64%	8%	3%	4%	11%	-7%
77505 Depreciation	13,463	13,473	13,677	10,632	17,322	14,087	14,102	14,276	111,031
78005 Amortization	402	403	403	309	496	403	403	402	3,220
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	13,865	13,876	14,079	10,941	17,819	14,489	14,504	14,678	114,251

Net Income (Loss)	(28,596)	(28,448)	(78,205)	(134,268)	6,187	(6,736)	(3,591)	18,391	(255,267)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	226,523	232,804	211,909	209,985	205,912	209,168	208,662
40010 Revenue-Rent Refunds/Proration	—	—	(2,816)	—	—	—	(3,000)

Total Rental Revenue	226,523	232,804	209,093	209,985	205,912	209,168	205,662

40110 Revenue-AL Level 1	10,400	10,347	8,658	9,800	9,200	7,600	7,610
40115 Revenue-AL Level 2	9,225	9,092	6,826	5,571	7,292	6,190	7,785
40120 Revenue-AL Level 3	9,475	6,902	7,925	6,467	4,323	5,530	5,550
40125 Revenue-AL Level 4	11,925	12,925	8,709	9,950	5,031	7,000	5,886
40130 Revenue-AL Level 5	8,750	9,150	10,405	10,470	12,466	10,430	9,521
40135 Revenue-AL Level 6	5,648	4,102	4,310	1,335	4,688	5,970	8,993
40140 Revenue-AL Level 7	1,915	1,093	4,290	8,906	4,915	3,432	4,657
40170 Revenue-Alzh Lev 1	—	1,490	—	—	—	—	—

Total AL Services Revenue	57,338	55,101	51,123	52,499	47,915	46,152	50,003

40515 Revenue-Other	316	442	304	757	257	339	462
40525 Revenue-Processing/App Fees	1,000	3,930	930	4,930	5,930	1,930	5,930

Total Other Revenue	1,316	4,372	1,234	5,687	6,187	2,269	6,392

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	285,177	292,277	261,451	268,171	260,014	257,589	262,057

50005 Payroll Expense-Regular	66,753	64,858	67,631	63,988	60,154	62,231	68,243
50405 Payroll Expense-Overtime	4,397	3,889	3,349	3,129	3,950	3,897	3,481
50705 Payroll Expense-Doubletime	457	359	—	—	74	116	121
51005 Bonuses	2,148	6,333	7,142	3,398	4,248	(2,295)	2,698
51505 Vacation, Sick, Holiday	5,273	5,473	6,951	6,106	5,458	6,151	7,177
51805 Employee Recognition	22	50	70	25	—	—	—
52005 Payroll Taxes	9,204	7,189	6,852	6,898	5,848	6,514	5,944
52505 401K/401A	330	380	221	237	391	265	172
52805 Group Insurance	5,033	5,087	5,287	4,747	4,865	5,336	4,769
53005 Worker’s Comp Insurance	6,922	5,503	12,052	5,680	5,364	6,133	5,681

Total Payroll Expenses	100,539	99,121	109,553	94,209	90,352	88,348	98,286

53305 Outside Service - Medical	142	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	285	243	505	316	258	163	331
55005 Outside Service Other	—	36	—	—	—	—	86

Total Purchase Services	427	279	505	316	258	163	417

Total Payroll Related	100,965	99,401	110,058	94,525	90,611	88,512	98,703

Total Payroll Related % Total Revenue	35%	34%	42%	35%	35%	34%	38%
56505 Food	14,945	13,360	12,964	11,836	14,374	14,494	12,014
57005 Housekeeping	1,910	1,750	1,356	1,565	1,660	701	1,626
57505 Kitchen Supplies	2,239	1,971	1,646	1,012	3,419	1,451	1,401
58005 Assisted Living Supplies	488	868	864	736	225	218	485
58505 Alzheimer Supplies	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	—	917	663	568	852	459	584
59010 Laun/Lin/Unif Kitchen	241	160	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	486	—	—	—	—	—	—
59505 Activities-Asst Lving	905	489	1,031	1,440	757	333	916
59510 Banquet Expense	400	400	400	400	400	400	400
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	21,615	19,915	18,923	17,558	21,686	18,057	17,426

60005 Office Supplies	568	368	392	670	223	211	701

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	190,691	184,717	187,034	188,953	186,634	2,442,993
40010 Revenue-Rent Refunds/Proration	—	—	—	(1,100)	(871)	(7,787)

Total Rental Revenue	190,691	184,717	187,034	187,853	185,763	2,435,206

40110 Revenue-AL Level 1	7,200	6,400	6,187	5,200	5,855	94,457
40115 Revenue-AL Level 2	7,625	7,050	7,770	8,176	7,079	89,680
40120 Revenue-AL Level 3	6,703	5,950	7,230	8,450	10,458	84,964
40125 Revenue-AL Level 4	6,261	5,799	5,000	3,800	3,000	85,286
40130 Revenue-AL Level 5	7,103	9,575	3,683	6,425	4,225	102,203
40135 Revenue-AL Level 6	2,032	4,175	7,000	7,000	7,000	62,253
40140 Revenue-AL Level 7	8,065	7,415	7,800	7,800	6,497	66,784
40170 Revenue-Alzh Lev 1	—	—	—	—	—	1,490

Total AL Services Revenue	44,989	46,364	44,670	46,851	44,114	587,118

40515 Revenue-Other	75	50	299	284	100	3,684
40525 Revenue-Processing/App Fees	3,680	5,930	3,680	4,430	3,950	46,250

Total Other Revenue	3,755	5,980	3,979	4,714	4,050	49,934

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(1,200)	—	—	—	(1,200)
40215 Rev-A/L Concessions	—	—	(1,200)	(1,200)	—	(2,400)

Total Concessions	—	(1,200)	(1,200)	(1,200)	—	(3,600)

Total Revenue	239,434	235,861	234,482	238,217	233,927	3,068,659

50005 Payroll Expense-Regular	61,300	64,661	72,019	68,215	73,623	793,677
50405 Payroll Expense-Overtime	2,842	3,670	4,909	6,091	3,519	47,122
50705 Payroll Expense-Doubletime	213	742	274	231	116	2,703
51005 Bonuses	(3,818)	(5,118)	(5,268)	(2,558)	(2,508)	4,405
51505 Vacation, Sick, Holiday	1,658	5,394	5,316	5,442	7,355	67,754
51805 Employee Recognition	—	120	—	192	85	564
52005 Payroll Taxes	5,696	6,070	7,252	6,160	6,941	80,569
52505 401K/401A	141	201	154	173	171	2,835
52805 Group Insurance	5,630	6,344	2,525	4,294	3,840	57,758
53005 Worker’s Comp Insurance	5,691	2,439	5,537	5,204	5,546	71,750

Total Payroll Expenses	79,352	84,523	92,718	93,445	98,689	1,129,136

53305 Outside Service - Medical	—	—	—	—	—	142
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	288	190	327	320	35	3,260
55005 Outside Service Other	32	—	64	—	—	218

Total Purchase Services	320	190	391	320	35	3,620

Total Payroll Related	79,672	84,713	93,109	93,765	98,723	1,132,755

Total Payroll Related % Total Revenue	33%	36%	40%	39%	42%	37%
56505 Food	12,900	10,615	16,208	15,842	4,541	154,093
57005 Housekeeping	1,566	874	2,136	2,389	1,098	18,633
57505 Kitchen Supplies	1,830	1,275	2,231	3,679	1,102	23,256
58005 Assisted Living Supplies	324	244	424	1,128	311	6,314
58505 Alzheimer Supplies	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	381	265	998	798	527	7,012
59010 Laun/Lin/Unif Kitchen	115	10	—	—	—	526
59015 Laund/Lin/Unif Housekeeping	376	—	—	—	—	862
59505 Activities-Asst Lving	674	920	1,424	2,309	1,794	12,992
59510 Banquet Expense	400	400	400	400	(101)	4,299
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	18,567	14,603	23,821	26,546	9,272	227,988

60005 Office Supplies	578	1,165	1,257	521	546	7,199

	JAN	FEB	MAR	APR	MAY	JUN	JUL

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	229	12	12	19
61020 Repairs - Plumbing	—	450	—	126	448	297	27
61025 Repairs - Fire Systems	—	—	—	—	—	—	—
61030 Repairs - HVAC	—	—	—	—	—	—	—
61035 Repairs - Gen. Supplies	1,176	178	488	150	50	17	1,010
61040 Repairs - Equipment	261	550	387	—	777	—	887
61045 Repairs - Other Interior	24	—	—	412	—	—	331
61055 Repairs - Other Exterior	—	—	—	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	1,460	1,178	874	917	1,287	326	2,275

61505 Contracts - Elevator	361	361	443	361	361	361	361
61510 Contracts - Floor Maint	216	216	216	—	180	—	306
61515 Contracts - Alarm/Fire	167	167	167	566	167	167	166
61520 Contracts - HVAC	—	—	—	310	492	—	—
61525 Contracts - Pest Control	229	229	229	229	237	237	237
61535 Contracts - Other	—	—	—	44	219	44	44

Total Services Contracts	972	972	1,054	1,510	1,655	808	1,113

62005 Land Maintenance	1,150	1,150	1,150	1,790	1,150	955	1,150

Total Land Maintenance	1,150	1,150	1,150	1,790	1,150	955	1,150

62505 Rental/Lease - Cable	1,619	1,619	1,619	1,619	1,619	1,619	1,619
62510 Rental/Lease - Security	232	—	—	232	—	—	232
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	455	456	457	(0)	422	418	420
62540 Rental/Lease - Auto	1,075	1,075	1,075	1,075	1,075	1,075	1,075
62555 Rental/Lease - Other	105	95	—	105	—	—	105

Total Rental and Leases	3,486	3,244	3,150	3,030	3,115	3,111	3,451

63010 Utilities - Electricity	7,140	7,624	5,832	6,135	7,156	9,615	9,875
63015 Utilities - Water	1,452	1,886	2,119	2,040	2,860	2,375	2,420
63020 Utilities - Gas	1,533	1,509	487	862	626	599	485
63025 Utilities - Telephone	852	372	513	442	713	594	609
63030 Utilities - Trash	896	840	896	960	896	896	1,015

Total Utilities	11,873	12,231	9,847	10,439	12,251	14,080	14,404

63505 Marketing and Advertising	360	721	1,234	301	273	354	562
63510 Printed Materials	68	127	856	91	898	220	311
63515 Special Events	—	24	696	915	32	295	192
63520 Yellow Pages	109	48	267	608	1,475	1,891	1,857
63525 Newspaper and Magazine	—	127	64	—	701	127	64
63530 Advertising	—	183	—	—	—	—	—
64005 Referral Fees - Residents	—	500	—	2,785	585	—	—

Total Marketing and Advertising	537	1,731	3,117	4,701	3,966	2,888	2,986

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	242	—	—	—	—	—	—
65005 Gas	119	27	15	57	89	79	44
65010 Auto Service And Repair	—	—	—	—	—	—	573
65015 Other Automobile	—	—	—	13	—	—	—
65505 Travel & Lodging	129	169	268	(149)	329	134	322
66005 Mileage	80	137	115	44	36	135	118
66505 Meals & Entertainment	—	—	14	—	94	—	100
67005 License and Fingerprints	958	384	1,510	127	98	367	829

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	102	—	—	9	1,201	1,583
61020 Repairs - Plumbing	313	32	234	1,113	659	3,699
61025 Repairs - Fire Systems	—	—	1,677	—	—	1,677
61030 Repairs - HVAC	—	307	570	256	5,257	6,390
61035 Repairs - Gen. Supplies	278	233	492	1,985	274	6,330
61040 Repairs - Equipment	192	—	101	1,342	369	4,866
61045 Repairs - Other Interior	—	467	700	340	(1,310)	963
61055 Repairs - Other Exterior	—	—	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	885	1,039	3,774	5,044	6,449	25,508

61505 Contracts - Elevator	361	361	361	361	361	4,408
61510 Contracts - Floor Maint	—	306	1,423	216	(216)	2,863
61515 Contracts - Alarm/Fire	417	202	701	324	(120)	3,089
61520 Contracts - HVAC	—	456	—	454	—	1,712
61525 Contracts - Pest Control	237	243	240	243	6	2,595
61535 Contracts - Other	44	139	44	263	504	1,342

Total Services Contracts	1,058	1,705	2,768	1,860	534	16,009

62005 Land Maintenance	1,209	979	900	900	(1,431)	11,052

Total Land Maintenance	1,209	979	900	900	(1,431)	11,052

62505 Rental/Lease - Cable	1,619	1,619	1,619	1,619	1,619	19,422
62510 Rental/Lease - Security	—	—	245	—	—	942
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	361	421	422	420	429	4,679
62540 Rental/Lease - Auto	1,077	1,077	1,077	1,226	1,077	13,057
62555 Rental/Lease - Other	—	—	—	—	—	410

Total Rental and Leases	3,057	3,116	3,362	3,265	3,125	38,511

63010 Utilities - Electricity	9,293	8,592	9,568	8,682	9,143	98,653
63015 Utilities - Water	2,438	2,731	2,607	2,228	2,473	27,629
63020 Utilities - Gas	476	557	642	1,131	1,678	10,586
63025 Utilities - Telephone	703	650	802	786	936	7,974
63030 Utilities - Trash	1,015	1,015	1,015	1,015	1,015	11,477

Total Utilities	13,926	13,546	14,633	13,842	15,246	156,318

63505 Marketing and Advertising	349	627	832	947	344	6,907
63510 Printed Materials	—	40	75	293	266	3,246
63515 Special Events	125	816	128	146	205	3,575
63520 Yellow Pages	(3,863)	2,369	821	843	865	7,291
63525 Newspaper and Magazine	104	64	196	269	78	1,794
63530 Advertising	—	—	—	—	—	183
64005 Referral Fees - Residents	—	—	1,850	—	—	5,720

Total Marketing and Advertising	(3,285)	3,915	3,902	2,499	1,758	28,716

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	423	—	665
65005 Gas	136	178	361	225	276	1,605
65010 Auto Service And Repair	11	—	444	108	—	1,136
65015 Other Automobile	—	—	—	—	—	13
65505 Travel & Lodging	256	—	786	—	141	2,384
66005 Mileage	—	—	—	339	—	1,004
66505 Meals & Entertainment	—	—	20	64	—	291
67005 License and Fingerprints	879	141	818	1,150	808	8,064

P II - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68005 Dues and Subscriptions	116	126	700	1	162	96
68505 Seminars and Training	433	391	162	142	252	151
69005 Employee Recruiting	239	352	—	—	534	416
69505 Other	103	105	40	12	—	—
69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,418	1,690	2,824	246	1,593	1,377

Total Operating Expense	145,045	141,879	151,390	135,386	137,536	130,324

Gross Margin	140,132	150,398	110,061	132,785	122,478	127,265

Gross Margin Percent	49%	51%	42%	50%	47%	49%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(570)	—	—	—	484	3,133
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	7,122	7,122	7,122	7,122	7,390	7,390
72405 Insurance-Liability & Hazard	3,690	3,690	3,692	6,332	6,332	6,332

Total Other Fees	10,242	10,811	10,813	13,454	14,206	16,856

72505 Accounting	91	891	891	891	1,211	1,316
73005 Legal	656	446	478	836	400	442
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—
75005 Property Management Fees	14,221	14,671	13,069	13,409	13,001	12,879
75105 Partnership Admin Fees	4,922	4,776	1,735	3,587	2,347	2,334
75510 Other Penalties/Fin. Fee	76	11	1	—	1	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	19,966	20,795	16,174	19,560	16,960	16,972

EBITDAR	109,924	118,792	83,074	99,771	91,312	93,437

EBITDAR Percent	39%	41%	32%	37%	35%	36%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(739)	(746)	(703)	(330)	(322)	(362)
80505 Other Non-Operating Income	—	—	—	(83,000)	—	83,000
84105 State Income Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(739)	(746)	(703)	(83,330)	(322)	82,638

83005 Interest Expense	58,990	58,990	58,825	58,990	58,740	58,823
83025 Int Exp MIP	—	3,658	3,658	3,658	3,658	3,658

Total Interest Expense	58,990	62,649	62,483	62,648	62,399	62,481

EBTDA	51,672	56,389	21,293	120,453	29,235	(51,682)

EBTDA Percent	18%	19%	8%	45%	11%	-20%
77505 Depreciation	12,655	12,663	12,765	12,765	12,870	12,772
78005 Amortization	402	403	403	403	403	403
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depredation & Amortization	13,057	13,065	13,167	13,167	13,273	13,175

Net income (Loss)	38,615	43,823	8,126	107,286	15,962	(64,857)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	79	98	164	159	276	33	2,010
68505 Seminars and Training	769	347	118	118	518	140	3,540
69005 Employee Recruiting	1,982	—	1,651	1,095	1,194	—	7,463
69505 Other	—	—	201	65	1,464	267	2,257
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	4,814	1,727	2,452	3,866	5,760	1,664	30,432

Total Operating Expense	147,023	117,393	127,234	151,392	154,002	135,886	1,674,490

Gross Margin	115,034	122,041	108,627	83,090	84,215	98,042	1,394,169

Gross Margin Percent	44%	51%	46%	35%	35%	42%	45%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	2,048	(1,088)	2,548	(31)	(31)	(31)	6,462
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,253	7,253	7,253	(1,987)	6,477	2,217	71,733
72405 Insurance-Liability & Hazard	6,332	9,646	6,030	7,504	7,564	5,459	72,603

Total Other Fees	15,633	15,812	15,831	5,486	14,009	7,644	150,798

72505 Accounting	940	891	1,211	1,911	1,721	(2,171)	9,794
73005 Legal	426	350	825	511	429	567	6,367
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	250	—	—	250
74015 Professional Fees - Other	—	—	510	(510)	—	—	37
75005 Property Management Fees	12,959	12,116	11,777	11,728	11,907	11,684	153,420
75105 Partnership Admin Fees	1,411	2,101	1,037	(1,478)	(384)	1,034	23,423
75510 Other Penalties/Fin. Fee	39	—	—	—	—	—	128
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	15,774	15,458	15,360	12,412	13,673	11,115	194,219

EBITDAR	83,627	90,771	77,436	65,193	56,532	79,282	1,049,151

EBITDAR Percent	32%	38%	33%	28%	24%	34%	34%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(313)	(348)	(369)	(1,050)	(352)	(355)	(5,988)
80505 Other Non-Operating Income	—	1,267	—	—	(214)	—	1,052
84105 State Income Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(313)	919	(369)	(1,050)	(566)	(355)	(4,936)

83005 Interest Expense	58,795	58,766	58,737	58,708	58,766	58,562	705,693
83025 Int Exp MIP	3,658	3,658	3,658	3,658	3,658	3,658	40,240

Total Interest Expense	62,453	62,424	62,395	62,366	62,424	62,220	745,933

EBTDA	21,487	27,428	15,410	3,877	(5,325)	17,418	308,154

EBTDA Percent	8%	11%	7%	2%	-2%	7%	10%
77505 Depreciation	12,797	12,797	12,917	12,988	13,187	13,319	154,495
78005 Amortization	402	403	403	403	403	403	4,830
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depredation & Amortization	13,199	13,200	13,319	13,391	13,590	13,722	159,326

Net income (Loss)	8,288	14,229	2,091	(9,514)	(18,915)	3,696	148,828

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	218,781	215,868	233,979	216,613	217,407	226,129	225,512	225,901	228,753	225,997	228,640	228,202	2,691,781
40010 Revenue-Rent Refunds/Proration	—	(250)	(3,756)	—	(5,164)	—	250	(2,082)	—	—	—	—	(11,001)

Total Rental Revenue	218,781	215,618	230,223	216,613	212,243	226,129	225,762	223,819	228,753	225,997	228,640	228,202	2,680,760

40110 Revenue-AL Level 1	9.162	10,785	9,909	9,586	9,181	10,615	9,440	9,906	10,213	10,400	9,533	10,320	119,049
40115 Revenue-AL Level 2	10,550	10,139	8,759	9,200	9,880	9,260	8,492	11,075	9,700	9,190	11,150	9,855	117,249
40120 Revenue-AL Level 3	6,775	7,350	8,838	8,075	11,129	12,200	12,977	11,225	11,025	10,808	12,650	10,415	123,467
40125 Revenue-AL Level 4	4,875	6,825	6,825	6,150	8,475	7,247	8,215	8,300	7,925	8,675	11,058	10,925	95,495
40130 Revenue-AL Level 5	7,050	7,050	6,018	7,882	8,600	8,447	6,325	7,125	7,325	7,770	8,150	10,416	92,157
40135 Revenue-AL Level 5	4,125	4,215	4,545	5,615	4,090	2,750	6,950	5,550	5,550	5,550	5,550	5,550	60,040
40140 Revenue-AL Level 7	6,810	6,810	5,820	1,915	2,208	3,315	1,915	1,915	1,915	1,915	1,915	1,915	38,368
40180 Revenue-Extended Cong Care	—	—	—	—	—	—	—	—	—	—	33	—	33

Total AL Services Revenue	49,347	53,174	50,714	48,423	53,562	53,833	54,314	55,096	53,653	54,308	60,039	59,396	645,858

40515 Revenue-Other	226	337	226	453	309	463	338	531	453	370	439	425	4,569
40525 Revenue-Processing/App Fees	—	5,250	3,900	2,000	3,500	6,750	(1,000)	3,000	1,750	5,000	4,000	1,000	35,150

Total Other Revenue	226	5,587	4,126	2,453	3,809	7,213	(652)	3,531	2,203	5,370	4,439	1,425	39,719

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(708)	—	—	—	—	—	—	—	—	—	—	(708)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Concessions	—	(708)	—	—	—	—	—	—	—	—	—	—	(708)

Total Revenue	268,353	273,671	285,063	267,489	269,614	287,176	279,414	282,445	284,609	285,675	293,118	289,022	3,365,649

50005 Payroll Expense-Regular	60,920	62,520	66,476	64,005	69,147	59,602	72,573	74,332	65,835	67,560	72,120	72,392	807,483
50405 Payroll Expense- Overtime	6,671	6,040	7,312	7,348	6,709	5,706	4,938	5,923	5,712	6,224	4,044	5,151	71,779
50705 Payroll Expense- Doubletime	542	420	476	585	303	337	118	238	128	290	157	277	3,869
51005 Bonuses	2,901	3,801	11,897	3,499	(1,406)	2,451	2,859	5,984	4,133	5,000	10,409	7,819	59,347
51505 Vacation, Sick, Holiday	9,262	1,370	3,068	4,987	4,082	9,489	7,903	9,418	2,813	5,633	5,578	13,023	76,626
51805 Employee Recognition	—	134	55	—	—	—	—	100	—	140	—	115	544
52005 Payroll Taxes	9,359	8,048	8,855	8,815	6,901	4,110	6,633	6,173	5,752	6,060	4,784	6,429	81,919
52505 401 K/401A	298	285	221	285	265	277	293	298	274	150	341	337	3,324
52805 Group Insurance	4,225	4,862	4,496	4,115	3,822	744	4,618	6,874	7,227	7,893	5,767	5,398	60,039
53005 Worker’s Comp Insurance	5,146	5,336	5,087	4,796	4,839	4,892	5,056	5,551	5,194	4,653	4,653	5,744	60,946

Total Payroll Expenses	99,325	92,816	107,943	98,434	94,662	87,606	104,990	114,891	97,067	103,604	107,852	116,685	1,225,876

53305 Outside Service - Medical	—	—	—	—	—	—	—	175	5	140	(11)	71	380
53505 Temporary Services	2,620	1,683	2,945	—	—	—	—	—	—	—	—	2	7,251
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—	—	—	—	—
54005 Payroll Service	176	177	180	215	180	183	183	183	183	235	217	258	2,369
55005 Outside Service - Other	65	—	332	140	(108)	278	(24)	(180)	35	27	—	—	564

Total Purchase Services	2,860	1,860	3,456	355	71	461	159	178	223	402	206	331	10,564

Total Payroll Related	102,185	94,676	111,400	98,789	94,733	88,067	105,149	115,069	97,290	104,006	108,059	117,016	1,236,440

Total Payroll Related % Total Revenue	38%	35%	39%	37%	35%	31%	38%	41%	34%	36%	37%	40%	37%
56505 Food	12,100	14,253	16,843	13,930	15,440	15,941	14,095	17,233	13,801	14,917	18,416	14,079	181,049
57005 Housekeeping	1,462	1,243	1,553	1,260	1,842	1,510	1,554	2,225	1,614	1,834	1,715	1,576	19,409
57505 Kitchen Supplies	1,987	1,748	2,144	2,067	2,577	2,293	2,513	1,628	1,837	1,882	1,884	2,210	24,770
58005 Assisted Living Supplies	538	496	659	426	530	706	931	719	467	548	586	516	7,121
59005 Laundry & Linen/Uniforms	1,017	675	710	802	630	662	1,024	672	577	1,067	912	815	9,564
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Lving	749	1,248	1,144	1,162	732	1,379	786	1,729	526	1,093	1,527	1,373	13,448
59510 Banquet Expense	400	400	400	400	400	400	400	400	400	400	436	(118)	4,318
59555 NMS-Foodservices	—	—	—	—	—	—	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Variable Expense	18,253	20,063	23,453	20,068	22,152	22,889	21,303	24,606	19,221	21,741	25,477	20,452	259,679

60005 Office Supplies	1,918	231	939	970	35	448	729	593	459	481	415	467	7,686

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	137	398	—	40	691	965	243	1,339	—	126	—	—	3,938
61020 Repairs - Plumbing	—	523	104	—	764	—	235	399	—	297	624	—	2,945
61025 Repairs - Fire Systems	—	—	—	—	—	58	—	—	—	—	228	—	286
61030 Repairs - HVAC	—	—	1,079	385	287	491	323	—	372	—	—	—	2,936
61035 Repairs - Gen. Supplies	418	576	480	1,093	(245)	223	65	617	257	445	441	260	4,630
61040 Repairs - Equipment	—	—	18	507	—	—	208	646	25	—	—	—	1,403
61045 Repairs - Other Interior	—	192	695	—	100	—	725	2,486	—	198	373	437	5,206
61055 Repairs - Other Exterior	28	1,079	840	—	—	—	—	—	—	—	—	—	1,948
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	583	2,768	3,216	2,025	1,597	1,736	1,800	5,486	654	1,066	1,666	697	23,293

61505 Contracts - Elevator	361	361	361	693	361	361	361	361	361	361	361	361	4,659
61510 Contracts - Floor Maint	216	216	216	216	216	216	216	216	216	216	216	271	2,645
61515 Contracts - Alarm/Fire	(825)	210	486	(141)	551	328	(151)	105	—	2,000	605	105	3,272
61520 Contracts-HVAC	—	344	—	(287)	688	664	737	—	250	—	—	—	2,395
61525 Contracts - Pest Control	229	—	229	229	229	369	89	229	334	124	229	229	2,519
61535 Contracts -Other	95	(75)	—	—	311	—	347	(95)	—	422	174	—	1,179

Total Service Contracts	75	1,055	1,291	709	2,355	1,937	1,598	815	1,160	3,123	1,585	965	16,670

62005 Land Maintenance	2,340	2,067	1,152	1,352	1,552	2,751	1,113	1,152	900	1,546	1,400	2,129	19,454

Total Land Maintenance	2,340	2,067	1,152	1,352	1,552	2,751	1,113	1,152	900	1,546	1,400	2,129	19,454

62505 Rental/Lease - Cable	2,999	2,999	1,526	1,535	(5,909)	1,615	1,615	1,615	1,615	1,615	1,615	1,615	14,454
62510 Rental/Lease - Security	550	330	330	—	—	—	—	—	—	232	—	—	1,443
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	493	603	596	553	(272)	984	468	471	462	448	634	566	6,006
62540 Rental/Lease - Auto	—	2,419	1,000	274	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075	12,289
62555 Rental/Lease - Other	75	119	59	75	—	(59)	—	244	59	164	154	59	951

Total Rental and Leases	4,118	6,470	3,512	2,437	(5,107)	3,615	3,158	3,404	3,211	3,535	3,478	3,315	35,143

63010 Utilities-Electricity	5,422	6,281	5,406	4,856	5,456	9,538	11,909	9,513	8,796	8,795	8,180	5,665	89,817
63015 Utilities -Water	945	1,768	2,451	2,153	3,370	2,661	3,680	3,221	2,640	3,007	2,138	2,635	30,669
63020 Utilities -Gas	3,744	5,752	4,259	1,379	1,216	830	801	1,001	655	465	445	1,367	21,913
63025 Utilities -Telephone	834	629	334	724	605	671	470	442	1,436	605	626	573	7,950
63030 Utilities -Trash	868	943	868	868	927	868	924	924	896	952	952	952	10,942

Total Utilities	11,813	15,374	13,318	9,981	11,574	14,568	17,784	15,100	14,423	13,823	12,341	11,192	161,290

63505 Marketing and Advertising	(69)	448	405	553	368	304	318	245	330	220	283	225	3,629
63510 Printed Materials	77	—	12	—	18	70	62	67	243	756	139	456	1,900
63515 Special Events	—	—	645	258	481	113	—	20	7	90	112	393	2,120
63520 Yellow Pages	907	907	907	(2,208)	513	561	561	561	561	758	(468)	648	4,209
63525 Newspaper and Magazine	—	31	37	145	—	315	96	200	—	456	314	193	1,786
63530 Advertising	—	—	—	180	—	—	—	—	—	—	—	—	180
64005 Referral Fees - Residents	—	800	2,000	540	—	—	—	900	1,755	554	—	1,094	7,642

Total Marketing and Advertising	915	2,187	4,006	(532)	1,380	1,364	1,036	1,993	2,895	2,834	380	3,008	21,466

60510 Delivery	—	—	—	—	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—	—	—	—	—
65005 Gas	112	77	102	124	20	77	91	178	112	53	95	66	1,108
65010 Auto Service And Repair	74	—	390	—	—	—	—	835	—	—	—	—	1,298
65015 Other Automobile	—	—	—	—	—	—	—	—	—	38	—	—	38
65505 Travel & Lodging	—	524	—	58	—	256	127	—	17	108	25	—	1,114
66005 Mileage	—	36	—	—	162	62	—	70	44	142	—	66	582
66505 Meals 8 Entertainment	—	—	—	—	—	45	—	107	98	—	25	—	275
67005 License and Fingerprints	770	535	1,105	111	1,067	(323)	1,053	240	1,127	677	826	891	8,075
68005 Dues and Subscriptions	17	—	17	17	308	262	(17)	171	245	30	29	245	1,325

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. of Sunnyvale
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	89	—	—	160	594	98	177	163	746	681	89	89	2.887
69005 Employee Recruiting	45	67	209	67	—	—	104	104	—	—	169	(169)	596
69505 Other	—	—	78	88	—	338	147	103	(330)	95	3	17	539
69605 Discounts Lost	33	47	19	49	91	102	69	67	39	30	—	—	546
69610 Discounts Taken	(185)	(178)	(128)	(184)	(159)	(79)	(69)	(67)	(39)	(30)	—	—	(1,118)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	955	1,108	1,792	490	2,084	837	1,682	1,971	2,058	1,824	1,261	1,205	17,265

Total Operating Expense	143,155	145,999	164,077	136,289	132,355	138,212	155,351	170,190	142,271	153,978	156,060	160,446	1,798,385

Gross Margin	125,198	127,671	120,985	131,200	137,260	148,963	124,062	112,255	142,338	131,697	137,058	128,576	1,567,264

Gross Margin Percent	47%	47%	42%	49%	51%	52%	44%	40%	50%	46%	47%	44%	47%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(734)	456	(182)	(68)	1	735	611	(339)	(1,196)	10	—	566	(140)
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	7,465	6,861	7,116	7,163	7,163	9,238	6,980	6,980	6,980	6,980	6,980	8,368	88,273
72405 Insurance-Liability & Hazard	1,918	1,918	2,271	3,690	3,690	3,690	3,488	3,891	3,690	3,825	3,690	3,690	39,449

Total Other Fees	12,139	5,744	9,205	10,785	10,853	13,663	11,079	10,532	9,474	10,815	10,670	12,624	127,583

72505 Accounting	596	320	458	458	486	486	549	549	549	1,049	2,099	4,134	11,735
73005 Legal	5,728	(4,861)	1,079	426	471	355	626	1,093	389	483	728	784	7,302
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	—	563	750	(500)	—	—	970
74015 Professional Fees — Other	—	—	—	—	—	—	28	—	—	—	—	—	28
75005 Property Management Fees	13,418	13,684	14,291	13,337	13,481	14,359	13,971	14,122	14,230	14,284	14,656	14,451	168,282
75105 Partnership Admin Fees	9,420	(556)	4,774	2,348	4,472	775	2,600	1,323	4,006	3,729	3,670	3,188	39,749
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	29	—	13	25	67
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	29,161	8,587	20,759	16,569	18,910	15,974	17,774	17,650	19,954	19,045	21,167	22,583	228,133

EBITDAR	83,898	113,340	91,022	103,846	107,496	119,326	95,209	84,073	112,910	101,837	105,222	93,369	1,211,549

EBITDAR Percent	31%	41%	32%	39%	40%	42%	34%	30%	40%	36%	36%	32%	36%
77005 Operating Lease	—	—	—	—	—	—	—	—	—	—	—	—	—
77010 Add’1 Lease	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—	—	—	—	—

80005 Interest Income	—	(827)	—	(1,546)	(1,443)	(945)	(718)	(702)	(804)	(645)	(748)	(780)	(9,157)
80505 Other Non-Operating Income	—	(412)	—	—	(417)	—	—	(456)	—	—	—	(100)	(1,385)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(1,239)	—	(1,568)	(1,859)	(945)	(718)	(1,158)	(804)	(645)	(748)	(880)	(10,542)

83005 Interest Expense	59,255	58,963	59,227	59,203	59,177	59,151	59,125	59,098	59,072	59,045	59,018	58,990	709,323
83025 Int Exp MIP	—	6,980	3,490	3,490	5,429	5,429	5,429	5,429	5,429	5,429	5,429	—	51,965

Total Interest Expense	59,255	65,943	62,717	62,693	64,606	64,580	64,554	64,527	64,501	64,474	64,447	58,990	761,289

EBTDA	24,643	48,636	28,305	42,699	44,749	55,690	31,373	20,704	49,213	38,009	41,523	35,259	460,802

EBTDA Percent	9%	18%	10%	16%	17%	19%	11%	7%	17%	13%	14%	12%	14%
77505 Depreciation	14,846	14,435	11,222	11,364	11,586	12,262	12,267	12,331	12,504	12,504	12,548	12,628	150,497
78005 Amortization	451	458	263	393	395	395	395	400	409	403	403	403	4,767
78015 Amortization — Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	15,297	14,894	11,485	11,757	11,982	12,657	12,662	12,731	12,913	12,906	12,950	13,031	155,264

Net Income (Loss)	9,346	33,742	16,820	30,942	32,768	43,033	18,711	7,973	36,301	25,102	28,573	22,228	305,538

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	R.I. SUNNYVALE
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	218,153	209,846	219,466	213,940	212,482	210,840	217,751
40010 Revenue-Rent Refunds/Proration	(1,273)	(432)	(1,107)	(488)	(400)	(1,425)	—

Total Rental Revenue	216,880	209,415	218,359	213,452	212,082	209,415	217,751

40110 Revenue-AL Level 1	9,460	11,450	7,994	8,239	7,172	6,511	5,994
40115 Revenue-AL Level 2	9,775	10,360	12,083	11,667	12,018	12,757	12,275
40120 Revenue-AL Level 3	13,323	10,044	11,158	10,355	9,420	13,468	12,560
40125 Revenue-AL Level 4	7,953	5,850	5,850	5,891	5,860	2,925	6,250
40130 Revenue-AL Level 5	4,675	4,675	4,700	5,875	8,408	7,050	5,875
40135 Revenue-AL Level 6	6,437	6,850	6,925	10,265	6,875	6,675	6,675
40140 Revenue-AL Level 7	5,445	5,345	3,930	1,915	7,676	5,495	5,495
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	57,069	54,574	52,640	54,207	57,429	54,881	55,124

40515 Revenue - Other	597	402	1,593	971	490	1,101	598
40525 Revenue-Processing/App Fees	11,650	750	3,308	2,000	3,000	500	750

Total Other Revenue	12,247	1,152	4,901	2,971	3,490	1,601	1,348

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(399)	(2,125)	—	—	—	(100)	(100)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(399)	(2,125)	—	—	—	(100)	(100)

Total Revenue	285,798	263,016	275,900	270,630	273,000	265,796	274,124

50005 Payroll Expense-Regular	58,713	58,941	66,649	62,459	65,049	58,330	56,354
50405 Payroll Expense-Overtime	10,215	8,034	7,121	10,195	6,766	9,181	10,912
50705 Payroll Expense-Doubletime	763	741	283	357	68	111	404
51005 Bonuses	1,700	500	9,682	950	2,250	850	1,100
51505 Vacation, Sick, Holiday	8,096	5,433	2,878	3,191	1,799	7,972	(1,653)
51805 Employee Recognition	—	—	—	—	—	—	—
52005 Payroll Taxes	9,675	7,700	9,160	7,477	6,553	5,794	6,069
52505 401K/401A	363	369	394	356	275	355	323
52805 Group Insurance	3,810	4,806	6,705	3,540	4,744	4,295	5,264
53005 Worker’s Comp Insurance	2,301	2,301	2,871	5,279	5,066	5,133	4,735

Total Payroll Expenses	95,635	88,824	105,742	93,805	92,571	92,020	83,508

53305 Outside Service - Medical	—	343	306	450	—	166	(166)
53505 Temporary Services	—	—	—	—	3,587	5,487	5,487
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	—	366	187	174	168	170	169
55005 Outside Service Other	—	14	3	49	—	—	—

Total Purchase Services	—	723	496	673	3,754	5,823	5,490

Total Payroll Related	95,635	89,547	106,238	94,478	96,326	97,843	88,998

Total Payroll Related % Total Revenue	33%	34%	39%	35%	35%	37%	32%
56505 Food	18,649	11,582	19,025	11,784	19,286	14,812	15,543
57005 Housekeeping	1,340	1,395	2,370	878	2,857	1,738	1,627
57505 Kitchen Supplies	1,820	1,744	1,556	1,053	2,423	1,739	2,137
58005 Assisted Living Supplies	338	693	548	252	391	374	477
58505 Alzheimer Supplies	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	605	726	967	335	907	774	889
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	793	523	1,357	1,167	231	2,088	1,745
59510 Banquet Expense	582	589	500	—	—	—	—
59555 NMS-Foodservices	—	—	—	—	6,297	(2,444)	9,806
59560 NMS-Housekeeping	—	—	—	—	3,124	276	1,223

Total Variable Expense	24,127	17,252	26,323	15,470	35,515	19,356	33,448

60005 Office Supplies	1,456	726	1,034	557	1,552	1,425	710

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	—	—	—
61020 Repairs - Plumbing	2,159	785	—	293	651	119	—
61025 Repairs - Fire Systems	256	176	676	176	358	176	176
61030 Repairs - HVAC	1,020	69	898	—	3,686	1,202	193
61035 Repairs - Gen. Supplies	863	3,646	853	107	1,046	1,498	1,358
61040 Repairs - Equipment	—	465	—	290	246	124	341
61045 Repairs - Other Interior	391	847	988	724	1,098	593	2,161
61055 Repairs - Other Exterior	—	978	600	—	428	359	(359)
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	4,689	6,966	4,015	1,590	7,513	4,072	3,869

61505 Contracts - Elevator	1,092	361	721	361	721	361	—
61510 Contracts- Floor Maint	216	216	216	—	432	216	—
61515 Contracts - Alarm/Fire	209	178	736	179	146	775	(275)
61520 Contracts-HVAC	582	804	771	675	—	—	2,832
61525 Contracts - Pest Control	179	229	458	229	229	—	579
61535 Contracts-Other	135	1,338	1,356	252	778	—	—

Total Service Contracts	2,413	3,125	4,258	1,696	2,306	1,351	3,136

62005 Land Maintenance	2,440	1,404	389	1,800	616	3,615	252

Total Land Maintenance	2,440	1,404	389	1,800	616	3,615	252

62505 Rental/Lease - Cable	1,167	1,167	1,167	1,167	1,167	1,167	1,832
62510 Rental/Lease - Security	—	—	—	209	—	630	239
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	486	(5)	189	195	1,118	837	143
62540 Rental/Lease - Auto	1,600	3,526	2,977	—	1,500	1,500	1,500
62555 Rental/Lease - Other	60	—	60	—	610	(119)	105

Total Rental and Leases	3,313	4,688	4,393	1,571	4,395	4,015	3,818

63010 Utilities - Electricity	5,400	4,058	5,073	4,541	6,121	8,058	9,105
63015 Utilities - Water	2,327	1,780	2,737	1,298	3,248	1,431	3,006
63020 Utilities - Gas	1,555	1,029	1,336	715	(919)	929	951
63025 Utilities - Telephone	142	555	1,045	247	594	512	492
63030 Utilities - Trash	1,727	844	884	1	885	885	854

Total Utilities	11,151	8,266	11,075	6,802	9,929	11,815	14,408

63505 Marketing and Advertising	1,868	322	5,681	699	374	1,431	1,652
63510 Printed Materials	43	4	78	3,797	(523)	185	61
63515 Special Events	131	959	115	317	232	938	(198)
63520 Yellow Pages	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	1,613	860	560	460	—

Total Marketing and Advertising	2,042	1,285	7,487	5,672	643	3,014	1,515

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	56	—	106	196	103	120	93
65010 Auto Service And Repair	—	—	88	—	—	—	—
65015 Other Automobile	106	—	—	176	—	—	—
65505 Travel & Lodging	117	15	474	373	47	—	—
66005 Mileage	—	—	—	—	—	—	—
65505 Meals & Entertainment	—	—	93	(9)	184	56	—
67005 License and Fingerprints	63	813	717	496	166	606	47

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	214,595	208,847	202,648	203,524	218,906	2,550,999
40010 Revenue-Rent Refunds/Proration	—	(205)	(3,323)	—	(235)	(8,887)

Total Rental Revenue	214,595	208,642	199,326	203,524	218,671	2,542,112

40110 Revenue-AL Level 1	7,400	8,830	9,918	8,040	9,682	100,690
40115 Revenue-AL Level 2	10,073	9,688	10,286	10,350	10,714	132,045
40120 Revenue-AL Level 3	10,650	9,829	9,100	7,550	11,425	128,881
40125 Revenue-AL Level 4	5,650	9,230	7,800	4,500	5,850	73,609
40130 Revenue-AL Level 5	8,225	7,050	6,463	7,050	6,863	76,908
40135 Revenue-AL Level 6	5,500	5,500	4,813	4,813	6,875	78,202
40140 Revenue-AL Level 7	5,495	3,930	5,480	6,810	5,395	62,411
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	52,993	54,056	53,859	49,113	56,803	652,747

40515 Revenue-Other	478	488	634	306	303	7,962
40525 Revenue-Processing/App Fees	3,375	—	500	—	1,500	27,333

Total Other Revenue	3,853	488	1,134	306	1,803	35,294

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(200)	—	—	—	—	(2,924)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(200)	—	—	—	—	(2,924)

Total Revenue	271,242	263,185	254,318	252,943	277,277	3,227,229

50005 Payroll Expense-Regular	63,228	55,194	62,040	63,516	63,003	733,476
50405 Payroll Expense-Overtime	10,056	9,608	9,556	7,569	9,887	109,099
50705 Payroll Expense-Doubletime	627	683	926	1,019	797	6,779
51005 Bonuses	1,800	1,750	500	2,500	2,300	25,882
51505 Vacation, Sick, Holiday	4,378	8,621	8,621	2,865	2,146	54,349
51805 Employee Recognition	—	—	—	—	—	—
52005 Payroll Taxes	4,935	5,522	6,634	6,433	6,764	82,717
52505 401K/401A	348	348	319	295	462	4,207
52805 Group Insurance	1,409	7,108	4,791	5,635	4,688	56,795
53005 Worker’s Comp Insurance	5,196	4,991	5,127	5,380	5,198	53,578

Total Payroll Expenses	91,977	93,826	98,514	95,212	95,246	1,126,880

53305 Outside Service - Medical	—	—	—	—	—	1,099
53505 Temporary Services	769	1,618	3,316	—	—	20,263
53510 Temporary Services - AL	178	—	—	—	165	343
54005 Payroll Service	166	180	169	181	182	2,113
55005 Outside Service Other	122	—	—	—	33	221

Total Purchase Services	1,234	1,799	3,485	181	381	24,038

Total Payroll Related	93,212	95,624	101,998	95,392	95,627	1,150,917

Total Payroll Related % Total Revenue	34%	36%	40%	38%	34%	36%
56505 Food	16,139	14,573	13,592	15,577	13,467	184,028
57005 Housekeeping	912	756	1,708	1,665	1,157	18,405
57505 Kitchen Supplies	1,168	1,709	2,523	1,968	1,242	21,084
58005 Assisted Living Supplies	340	251	747	299	370	5,079
58505 Alzheimer Supplies	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	884	836	899	577	892	9,291
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	787	1,492	1,298	753	1,415	13,649
59510 Banquet Expense	500	500	500	500	(983)	2,688
59555 NMS-Foodservices	—	—	—	9,711	—	23,370
59560 NMS-Housekeeping	—	—	—	1,462	—	6,085

Total Variable Expense	20,731	20,117	21,268	32,512	17,560	283,679

60005 Office Supplies	515	1,248	1,196	1,264	(84)	11,598

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	200	—	—	200
61020 Repairs - Plumbing	599	335	—	405	—	5,345
61025 Repairs - Fire Systems	176	176	176	176	—	2,693
61030 Repairs - HVAC	619	128	927	637	344	9,724
61035 Repairs - Gen. Supplies	524	811	627	488	478	12,299
61040 Repairs - Equipment	—	25	200	—	99	1,791
61045 Repairs - Other Interior	—	90	689	—	—	7,581
61055 Repairs - Other Exterior	—	—	—	—	—	2,006
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,918	1,564	2,819	1,706	920	41,638

61505 Contracts - Elevator	361	361	361	361	1,159	6,217
61510 Contracts - Floor Maint	216	216	216	216	216	2,374
61515 Contracts - Alarm/Fire	2,150	—	500	737	80	5,415
61520 Contracts-HVAC	(1,223)	347	445	445	—	5,677
61525 Contracts - Pest Control	458	229	229	229	229	3,277
61535 Contracts-Other	252	611	431	75	—	5,228

Total Service Contracts	2,213	1,763	2,182	2,062	1,684	28,188

62005 Land Maintenance	1,259	541	1,502	4,476	2,833	21,126

Total Land Maintenance	1,259	541	1,502	4,476	2,833	21,126

62505 Rental/Lease - Cable	1,167	2,999	10,595	3,004	(3,004)	23,597
62510 Rental/Lease - Security	—	660	880	—	—	2,618
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	733	370	680	411	739	5,897
62540 Rental/Lease - Auto	1,500	1,500	1,500	1,500	(1,704)	16,899
62555 Rental/Lease - Other	60	—	119	60	60	1,012

Total Rental and Leases	3,459	5,529	13,774	4,975	(3,909)	50,023

63010 Utilities - Electricity	7,417	6,811	8,016	4,727	4,781	74,108
63015 Utilities - Water	2,829	3,067	2,984	2,399	2,751	29,858
63020 Utilities - Gas	980	808	977	1,517	3,462	13,340
63025 Utilities - Telephone	829	98	953	982	326	6,774
63030 Utilities - Trash	854	854	924	917	868	10,497

Total Utilities	12,910	11,638	13,854	10,542	12,188	134,577

63505 Marketing and Advertising	5,832	236	1,045	270	758	20,167
63510 Printed Materials	—	—	205	—	12	3,861
63515 Special Events	749	—	—	256	315	3,815
63520 Yellow Pages	—	—	—	—	—	—
63525 Newspaper and Magazine	—	347	116	—	194	657
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	760	—	900	1,778	900	7,831

Total Marketing and Advertising	7,341	583	2,267	2,304	2,178	36,331

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	78	107	19	154	120	1,152
65010 Auto Service And Repair	123	—	—	—	—	211
65015 Other Automobile	—	—	—	—	—	282
65505 Travel & Lodging	207	—	—	—	—	1,234
66005 Mileage	110	52	—	68	—	231
65505 Meals & Entertainment	47	—	—	—	—	371
67005 License and Fingerprints	996	716	1,396	641	610	7,266

3

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2000 AA R.I. SUNNYVALE Total Departments Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68005 Dues and Subscriptions	175	(71)	—	—	60	460	325
68505 Seminars and Training	35	91	493	—	597	—	258
69005 Employee Recruiting	—	—	153	—	183	344	—
69505 Other	—	—	24	—	23	21	10
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	(71)	(37)	(46)	(29)	(26)	(9)	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	480	810	2,102	1,203	1,337	1,597	734

Total Operating Expense	147,747	134,069	167,313	130,839	160,132	148,103	150,887

Gross Margin	138,051	128,947	108,587	139,791	112,868	117,693	123,237

Gross Margin Percent	48%	49%	39%	52%	41%	44%	45%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	461	183	(70)	3,465	(1,667)	1,192	(700)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	5,765	5,550	5,550	4,711	2,193	4,711	4,711
72405 Insurance-Liability & Hazard	2,211	1,411	610	1,905	1,905	1,918	1,918
72410 Mortgage Insurance Premium	—	—	—	—	—	—	—

Total Other Fees	8,436	7,145	6,091	10,081	2,432	7,821	5,929

72505 Accounting	417	417	417	417	417	346	346
73005 Legal	789	568	164	1,600	409	784	1,502
73510 Donations & Contributions	—	—	—	—	—	—	75
74005 Consulting Fees	—	—	69	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	—
75005 Property Management Fees	13,882	13,151	14,202	13,342	13,839	13,290	13,706
75105 Partnership Admin Fees	6,880	2,752	2,480	5,166	3,296	3,246	7,807
75510 Other Penalties/Fin. Fee	—	—	—	—	—	84	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	2	—	—	—	250	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	21,969	16,888	17,332	20,524	17,960	17,999	23,436

EBITDAR	107,646	104,914	85,164	109,186	92,476	91,873	93,872

EBITDAR Percent	38%	40%	31%	40%	34%	35%	34%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	—	(186)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	(186)

83005 Interest Expense	62,967	62,906	62,848	62,786	62,725	62,662	23,799
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	62,967	62,906	62,848	62,786	62,725	62,662	23,799

EBTDA	44,679	42,008	22,316	46,400	29,751	29,211	70,259

EBTDA Percent	16%	16%	8%	17%	11%	11%	26%
77505 Depreciation	14,093	14,093	14,330	14,327	14,327	14,295	13,540
78005 Amortization	13,373	13,130	13,399	12,861	13,130	13,130	13,130
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	27,466	27,223	27,729	27,187	27,457	27,425	26,670

Net Income (Loss)	17,213	14,785	(5,413)	19,212	2,295	1,786	43,588

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	16	73	240	323	—	1,600
68505 Seminars and Training	293	35	252	(89)	—	1,965
69005 Employee Recruiting	153	167	442	253	245	1,939
69505 Other	—	139	9	—	35	261
69605 Discounts Lost	—	—	—	—	—	—
69810 Discounts Taken	(7)	(44)	(42)	(36)	(25)	(373)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,017	1,244	2,315	1,314	985	16,138

Total Operating Expense	145,575	139,851	163,174	156,547	129,980	1,774,217

Gross Margin	125,667	123,334	91,145	96,396	147,297	1,453,012

Gross Margin Percent	46%	47%	36%	38%	53%	45%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(185)	2	(530)	(219)	(786)	1,146
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,711	4,204	4,963	6,643	7,066	60,780
72405 Insurance-Liability & Hazard	1,918	1,918	1,918	1,918	1,918	21,469
72410 Mortgage Insurance Premium	—	—	—	—	5,882	5,882

Total Other Fees	6,444	6,124	6,352	8,342	14,081	89,278

72505 Accounting	346	472	346	346	1,664	5,949
73005 Legal	1,051	4,099	585	348	791	12,689
73510 Donations & Contributions	—	—	—	—	—	75
74005 Consulting Fees	—	—	—	—	116	184
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	13,562	13,159	12,716	12,722	13,789	161,361
75105 Partnership Admin Fees	4,843	3,132	804	1,207	5,373	46,984
75510 Other Penalties/Fin. Fee	—	—	—	—	—	84
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	252
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	19,802	20,862	14,451	14,623	21,732	227,578

EBITDAR	99,421	96,348	70,342	73,431	111,483	1,136,157

EBITDAR Percent	37%	37%	28%	29%	40%	35%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	(50)	(27)	(33)	(35)	(331)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	88,522	88,522

Total Non-Operating Income/Expense	—	(50)	(27)	(33)	88,486	88,191

83005 Interest Expense	62,535	62,477	62,417	62,348	63,159	713,629
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	62,535	62,477	62,417	62,348	63,159	713,629

EBTDA	36,885	33,921	7,952	11,116	(40,161)	334,337

EBTDA Percent	14%	13%	3%	4%	-14%	10%
77505 Depreciation	14,397	14,600	14,615	14,683	14,776	172,075
78005 Amortization	13,130	13,130	13,130	13,130	3,410	148,082
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	27,527	27,730	27,745	27,813	18,186	320,157

Net Income (Loss)	9,358	6,191	(19, 793)	(16,697)	(58,347)	14,179

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

891-945 Cinnabar Street
San Jose, CA 95126
833-J6	County: Santa Clara

Zoning: PD	Parcels and/or Legal:
261-03-001, 006, 038, 051

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Industrial:	No	Utilities Available:
Free Standing Retail:	No	Office:	No	All to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	10/2002

Sale Price

Reported:	13,650,000
Cash Equivalent:	13,650,000
Capital Costs:	165,000
Adjusted:	13,815,000
$ Per SqFt:	$87.37

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	158,123.00	3.63
Net Usable Area:	158,123.00	3.63

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:    16554411
Grantor:    Stephanie Serpa Ream

Grantee:    Lenzen Associates

Verification Contact:
  Public records, appraiser

REMARKS

During escrow period the buyer obtained approvals from the City to construct a 245-unit affordable housing complex on the site. At the time of sale, the property was improved with several older industrial buildings and a former single-family residence, with an estimated total building area of 81,823 square feet. The appraiser estimated the cost to demolish these improvements at $2.00 per square foot of GBA, or a rounded $165,000.

Land Comparable 2

Property Name: Mutli-family residential site	1523-1533 West San Carlos Street

San Jose, CA 95126
853-H1	County: Santa Clara

Zoning: M-1	Parcels and/or Legal:
274-14-104, 142, 143

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Industrial:	No	Special Purpose Comments:	Utilities Available:
Free Standing Retail:	No	Office:	No	Townhomes	All to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	Yes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	7/2002

Sale Price

Reported:	6,653,000
Cash Equivalent:	6,653,000
Capital Costs:	98,000
Adjusted:	6,751,000
$ Per SqFt:	$49.51

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	136,343.00	3.13
Net Usable Area:	136,343.00	3.13

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference:    16344716
Grantor:    Bernard M. Wolfe, Trustee, et al

Grantee:    San Carlos Willard Associates LP (Core Development)
Verification Contact:
  Public records, appraiser

REMARKS

Site currently improved with a heavily depreciated bowling alley containing approximately 49,000 square feet of area. Demolition costs for these improvements were estimated at $2.00 per square foot. The buyer plans to improve the portion located along San Carlos Street with 100 units of affordable senior housing, and the remainder of the site with 30 townhouse units. The long escrow period was due to the buyer going through the approval process to have the site rezoned for the proposed use.

Land Comparable 3

1178 Mclaughlin Avenue

San Jose, CA
County: Santa Clara

Zoning: PD	Parcels and/or Legal:
477-16-084, 090 thru 101, 103 thru 107

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Utilities Available:
All to site

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	3/2002

Sale Price

Reported:	4,200,000
Cash Equivalent:	4,200,000
Capital Costs:	12,000
Adjusted:	4,212,000
$ Per SqFt:	$49.53

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	85,041.00	1.95
Net Usable Area:	85,041.00	1.95

Percent Usable:	100.00%

VERIFICATION

Recording Reference:    16166776, 16166774
Grantor:    Nguyen, et al, Ramchandani

Grantee:    Story LIH, LLC

Verification Contact:
  Appraiser, public records

REMARKS

Transfer consists of two separate transactions with parcel 084 sold by Nguyen, et al, and the remaining sold by Ramchandani. During the escrow period for both sites, the buyer applied for and received entitlements to combine the parcels for construction of a 130-unit apartment complex. Reportedly, all of the units will be restricted under the LIHTC program. One of the parcels was improved with a 6,000 sf house which demolition costs were estimated at $12,000.

Land Comparable 4

NWC Agnews & Montague Expressway

Santa Clara, CA
813-E5	County: Santa Clara

Zoning: PD-MC	Parcels and/or Legal:
097-08-057

POTENTIAL LAND USES

     Potential Land Uses:

Apartment: Yes	Utilities Available:
All to site

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	3/2002

Sale Price

Reported:	15,000,000
Cash Equivalent:	15,000,000
0
Adjusted:	15,000,000
$ Per SqFt:	$67.00

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	223,880.00	5.14
Net Usable Area:	223,880.00	5.14
Percent Usable:	100.00%

VERIFICATION

Recording Reference:    16184782
Grantor:    Rivermark Partners, LLC

Grantee:    Essex Rivermark Apartments, LP

Verification Contact:

  Public Records, Appraiser

REMARKS

Property located within the Rivermark master planned community that is being developed on the former site of the Agnews State Hospital. The site already had all entitlements to construct 250 apartments at the time of sale. Reportedly, the proposed improvements will consist of a “luxury” complex with units contained in 3 and 4 story buildings.

ADDENDA

ADDENDUM G: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200
Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
  Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000
Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93
Subsidized:	No
Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
  Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600
Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900
Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000
Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601
Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
  Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261
Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000
Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842
Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
  Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno, NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000
Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$ Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

Occupancy at Sale:	90.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross	$1,200,000
Operating Expenses:	$830,000	0.69%
Net Operating Income:	$370,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620
No. of Effective Beds:	91
Subsidized:	No

VERIFICATION

Recording Reference: 2596536
Grantor: WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
  Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328
Year Built:	1997
Quality:	Poor
Condition:	Good
Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000
Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000
Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06
Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60
Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon - Certified General Appraiser - License No. C000186

•	State of Montana - Certified General Appraiser - License No. 281

•	State of Washington - Certified General Appraiser - License No.

•	State of Idaho - Certified General Appraiser - License No. E442OK

•	State of Utah - Certified General Appraiser - License No. CG00043062

•	State of California - Certified General Appraiser - License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon – Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05
Georgia, license number 261786
Idaho, license number CGA-162
Montana, license number 279RAG
Nebraska, license number CG230108R
Oregon, license number C000200
Utah, license number CG00043063
Washington, license number 1100382
Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988, 1995, 1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.